EXHIBIT 10.07

LEASE AGREEMENT

BETWEEN

TALON PORTFOLIO SERVICES, LLC,

A WASHINGTON LIMITED LIABILITY COMPANY,

AS GENERAL RECEIVER FOR

W2007 SEATTLE OFFICE BELLEFIELD OFFICE PARK REALTY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

KING COUNTY CASE NO. 12-2-21253-8-SEA

AS LANDLORD,

AND

GRIPTONITE, INC.,

A WASHINGTON CORPORATION,

AS TENANT,

DATED June 6, 2013

The submission of this Lease by Landlord, its broker, agent or representative, for examination or execution by Tenant, does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that notwithstanding the preparation of space plans and/or tenant improvements plans, etc., and/or the expenditure by Tenant of time and/or money while engaged in negotiations in anticipation of it becoming the Tenant under this Lease, or Tenant’s forbearing pursuit of other leasing opportunities, or even Tenant’s execution of this Lease and submission of same to Landlord, that this Lease shall become effective and binding upon Landlord only upon the execution hereof by Landlord and its delivery of a fully executed counterpart hereof to Tenant. No exception to the foregoing disclaimer is intended, nor shall any be implied, from expressions of Landlord’s willingness to negotiate in good faith with respect to any of the terms and conditions contained herein.

BASIC LEASE INFORMATION

Lease Date:	June 6, 2013

Landlord:	TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA. Landlord was appointed as the general receiver for Project (as defined below) pursuant to that certain Order Appointing General Receiver issued by the Superior Court of Washington for King County on July 2, 2012 in connection with Case No. 12-2-21253-8-SEA in accordance with the provisions of Chapter 7.60 of the Revised Code of Washington.

Tenant:	GRIPTONITE, INC., a Washington corporation.

Premises:	Suite No. 100, containing approximately 17,636 rentable square feet, in the office building commonly known as the Cypress Building (the “Building”), and whose street address is 1500 114th Avenue SE, Bellevue, Washington, subject to expansion as set forth in, and in accordance with, Exhibit K attached hereto. The Premises are outlined on the floor plan(s) attached to the Lease as Exhibit A.

Land/Project:	The land on which the Building is located (the “Land”) is described on Exhibit B attached hereto. The term “Project” shall collectively refer to the Building, the Land and the driveways, the Garage (as defined in Exhibit G attached hereto), and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	Eighty-four (84) full calendar months, plus, if the Commencement Date (as defined below) occurs on other than the first day of a month, any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the eighty-fourth (84th) full calendar month following the Commencement Date (the “Expiration Date”), subject to adjustment and earlier termination as provided in the Lease, and extension of the Term as set forth in, and in accordance with, Exhibit J attached hereto.

Commencement Date:	The earliest of (i) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (ii) the date on which the Tenant Improvements (as defined in Exhibit D attached hereto) in the Premises are Substantially Completed (as defined in Exhibit D), or (iii) the date on which the Tenant Improvements in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay (as defined in Exhibit D).

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

	Period During the Term	Annual Basic Rent	Monthly Installment of Basic Rent
	Commencement Date – 12th full calendar month of the Term	$462,945.00	$38,578.75*

	13th through the 24th full calendar months of the Term	$480,581.00	$40,048.42

i	[Cypress Building] [Griptonite, Inc.]

	Period During the Term	Annual Basic Rent	Monthly Installment of Basic Rent
	25th through the 36th full calendar months of the Term	$498,217.00	$41,518.08

	37th through the 48th full calendar months of the Term	$515,853.00	$42,987.75

	49th through the 60th full calendar months of the Term	$533,489.00	$44,457.42*

	61st through the 72nd full calendar months of the Term	$551,125.00	$45,927.08

	73rd full calendar month of the Term to the Expiration Date	$568,761.00	$47,396.75

	*Subject to abatement for the first four (4) full calendar months of the Term, and the forty-ninth (49th) through fifty-first (51st) full calendar months of the Term, on the terms, and subject to the conditions set forth in Exhibit H attached hereto.

Security Deposit:	None

Rent:	Basic Rent, Additional Rent (as defined below), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use only.

Tenant’s Proportionate Share:	3.4743%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) 507,607, the number of rentable square feet in the Project. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Project set forth above is conclusive and shall be binding upon them.

Base Year:	The calendar year 2014.

ii	[Cypress Building] [Griptonite, Inc.]

Initial Liability Insurance Amount:	Three Million Dollars ($3,000,000.00)

Tenant’s Address:	Prior to the Commencement Date: Griptonite, Inc. c/o Glu Mobile Inc. 45 Fremont Street, Suite 2800 San Francisco, CA 94105 Attention: General Counsel

Following the Commencement Date:

Griptonite, Inc.

1500 11th Avenue SE, Suite 100

Bellevue, Washington 98004

Attention: General Manager

With a copy to:

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, CA 94105

Attention: General Counsel

With a courtesy copy (as set forth in Section 24(f)) to:

legal@glu.com.

Landlord’s Address:	For all Notices: Talon Portfolio Services, LLC 1800 Ninth Avenue, Suite 1600 Seattle, Washington 98101 Attention: Lease Administration

With a copy to: Pircher, Nichols & Meeks 1925 Century Park East, Suite 1700 Los Angeles, California 90067-2512 Attention: Real Estate Notices (SCS/KMH)

Landlord’s Address:	For Payment of Rent: Talon Portfolio Services, LLC P.O. Box 730732 Dallas, Texas 75373-0732

Guarantor:	Glu Mobile Inc., a Delaware corporation

iii	[Cypress Building] [Griptonite, Inc.]

(i)	[Cypress Building] [Griptonite, Inc.]

14. Condemnation	21

(a) Total Taking	21
(b) Partial Taking – Tenant’s Rights	21
(c) Partial Taking – Landlord’s Rights	22
(d) Temporary Taking	22
(e) Award	22

15. Fire or Other Casualty	22

(a) Repair Estimate	22
(b) Tenant’s Rights	22
(c) Landlord’s Rights	22
(d) Repair Obligation	22
(e) Abatement of Rent	23

16. Personal Property Taxes	23

17. Events of Default	23

(a) Payment Default	23
(b) Abandonment	23
(c) Subordination	23
(d) Estoppel	23
(e) Insurance	23
(f) Mechanic’s Liens	23
(g) Misrepresentation	23
(h) OFAC/FCPA Representation	24
(i) Other Defaults	24
(j) Insolvency	24

18. Remedies	24

(a) Termination of Lease	24
(b) Termination of Possession	25
(c) Perform Acts on Behalf of Tenant	25

19. Payment by Tenant; Non-Waiver; Cumulative Remedies	25

(a) Payment by Tenant	25
(b) No Waiver	25
(c) Cumulative Remedies	25

20. Surrender of Premises	25

21. Holding Over	26

22. Certain Rights Reserved by Landlord	26

(a) Building Operations	26
(b) Security	27
(c) Current and Prospective Insurers, Purchasers, Investors and Mortgagees	27
(d) Prospective Tenants	27

23. Substitution Space	27

24. Miscellaneous	28

(a) Landlord Transfer	28
(b) Landlord’s Liability	28
(c) Force Majeure	29
(d) Brokerage	29
(e) Estoppel Certificates	29
(f) Notices	29
(g) Separability	29
(h) Amendments; Binding Effect; No Electronic Records	30
(i) Quiet Enjoyment	30
(j) No Merger	30

(ii)	[Cypress Building] [Griptonite, Inc.]

(k) Entire Agreement	30
(l) Waiver of Jury Trial	30
(m) Governing Law	30
(n) Recording	30
(o) Water or Mold Notification	30
(p) Joint and Several Liability	30
(q) Financial Reports	31
(r) Landlord’s Fees	31
(s) Confidentiality	31
(t) Authority	31
(u) Hazardous Materials	31
(v) List of Exhibits	32
(w) OFAC/FCPA Representation	32
(x) Survival of Obligations	32
(y) Reasonable Efforts	33
(z) Landlord Default	33
(aa) Business Days	33
(bb) Terms; Captions	33

25. Signage	33

(a) Interior Signage	33
(b) Monument Sign	34
(c) Building Exterior Signage	34

26. Telecommunications and Communications	35

(a) Tenant’s Telecommunications Providers	35
(b) Cable Work	35
(c) Landlord’s Reserved Rights	35
(d) Removal Obligations	335

27. Building Upgrades	36

(iii)	[Cypress Building] [Griptonite, Inc.]

INDEX

Page(s)

Abated Rent	Exhibit H
Abatement Period	Exhibit H
Additional Rent	3
Affiliate	1
Alterations	10
Anticipated Delivery Date	Exhibit K
Approved Working Drawings	Exhibit D
Basic Lease Information	1
blocked person	30
Building	i
Building’s Structure	1
Building’s Systems	1
Cable Problems	34
Cable Work	33
Cable(s)	33
Casualty	20
Claims	18
Common Areas	1
Comparison Buildings	Exhibit J
Comparison Leases	Exhibit J
Construction Drawings	Exhibit D
Contractor	Exhibit D
Damage Notice	20
Default Rate	7
Disabilities Acts	13
Economic Terms	Exhibit K
Election Date	Exhibit K
Eligible Institution	8
Estimated Delivery Date	1
Event of Default	22
Evergreen Clause	7
Exercise Notice	Exhibit J
Expiration Date	i
Extension Option	Exhibit J
Final Space Plan	Exhibit D
First Offer Notice	Exhibit K
First Opportunity Period	Exhibit K
First Opportunity Space	Exhibit J
GAAP	16
Garage	Exhibit G
Guarantor	Exhibit I
Hazardous Materials	30
HVAC	9
include	1
includes	1
including	1
Land	i
Landlord	1, Exhibit I
Landlord Party	1
Landlord’s Mortgagee	18
Law	1
Laws	1
Lease	1, Exhibit I
Letter of Credit	7
LOC Amount	7
Money Rates	23
Mortgage	18
Moving Allowance	Exhibit D

(iv)	[Cypress Building] [Griptonite, Inc.]

Page(s)

Objection Notice	6
Objection Period	6
Objectionable Name	32
Operating Costs	3
Operating Costs and Tax Statement	5
Operating Costs Excess	3
Option Term	Exhibit J
Original Tenant	32
Permitted Transfer	15
Permitted Transferee	15
Primary Lease	18
Prime Rate	23
Prohibited Person	31
Project	i
Property Management Office	Exhibit C
Punch List Items	Exhibit D
Punch-list Items	Exhibit E
Qualified Appraiser	Exhibit J
Repair Period	21
Required Improvements	11
Review	6
Review Notice	6
Right of First Opportunity	Exhibit K
SDNs	30
Signage Monument	32
Specificatinos	Exhibit D
Substantial Completion	Exhibit D
Superior Rights	Exhibit K
Taking	20
Tangible Net Worth	16
Tax Excess	4
Taxes	4
Telecommunications Services	33
Temporary Space	2
Temporary Space Commencement Date	2
Temporary Space Expiration Date	2
Temporary Space Term	2
Tenant	1, 22, Exhibit I
Tenant Delay	Exhibit D
Tenant Delays	Exhibit D
Tenant Improvements	Exhibit D
Tenant Parties	1
Tenant Party	1
Tenant’s Parking Spaces	Exhibit G
Tenant’s Accountant	6
Tenant’s Election Notice	Exhibit K
Tenant’s Off-Premises Equipment	1
Termination Date	1
Termination Notice	1
Termination Option	1
The Law of Real Estate Agency	27
Transfer	13
Underlying Documents	3
Working Drawings	Exhibit D

(v)	[Cypress Building] [Griptonite, Inc.]

LEASE

This Lease Agreement (this “Lease”) is entered into as of June 6, 2013, between TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA (“Landlord”), and GRIPTONITE, INC., a Washington corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC (as defined below), security, life-safety, plumbing, electrical, and mechanical systems; without limitation, “include”, “includes” or “including” shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to” or “without limitation”; “Laws” means all federal, state, and local laws, codes, ordinances, rules, requirements and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants and conditions affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on the grounds of the Project (other than inside the Premises); and “Tenant Parties” means all of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees, and “Tenant Party” means any of the foregoing. “Landlord Parties” means all of the following persons: Landlord, Landlord’s Mortgagees (as defined below), and any of their respective partners, members, directors, officers, trustees, shareholders, successors and assigns, agents, employees, independent contractors, licensees, guests and invitees, and “Landlord Party” means any of the foregoing.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Tenant shall also have the non-exclusive right to use in common with Landlord and the other tenants of the Project those portions of the Project that are provided by Landlord for use in common with Landlord and the other tenants of the Project, such as entrances, lobbies, restrooms, ground floor corridors, elevators and elevator foyers, loading and unloading areas, plazas, ramps, drives, stairs, and access ways and service ways (collectively, the “Common Areas”).

3. Tender of Possession.

(a) General. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about September 30, 2013 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E attached hereto confirming (1) the Commencement Date and the Expiration Date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease including those requiring the payment of Basic Rent and Additional Rent (each as defined below).

1	[Cypress Building] [Griptonite, Inc.]

(b) Delay in Substantial Completion. In the event that the Tenant Improvements in the Premises are not Substantially Completed by September 30, 2013, then Landlord shall, subject to the terms and conditions set forth in this Section 3(b), temporarily provide to Tenant approximately 13,600 rentable square feet of space in the building commonly known as the Lozier Building in the Project (the “Temporary Space”) (a diagram of which is attached hereto as Exhibit A-1), for the conduct of general office use in accordance with the terms of the Lease only.

(1) In the event that Landlord’s failure to cause the Tenant Improvements in the Premises to be Substantially Completed by September 30, 2013, was not due in any part to Tenant Delay (as that term is defined in the Tenant Work Letter), then the term of Tenant’s lease of the Temporary Space (the “Temporary Space Term”) shall commence upon October 1, 2013 (the “Temporary Space Commencement Date”), and shall expire on the date (the “Temporary Space Expiration Date”) that is the earlier to occur of (i) the date which is two (2) weeks following the occurrence of the Commencement Date with respect to the Premises under this Lease, and (ii) September 30, 2014. During the Temporary Space Term Tenant shall have no obligation to pay Basic Rent with respect to the Temporary Space, and Tenant shall have no obligation to pay Tenant’s Proportionate Share of increases in Operating Costs and Taxes with respect to the Temporary Space (and in addition, Tenant shall be entitled to the Additional Moving Allowance on the terms and conditions set forth in Section 2 of the Tenant Work Letter).

(2) If, on the other hand, Landlord’s failure to cause the Tenant Improvements in the Premises to be Substantially Completed by September 30, 2013, was due, in whole or in part, to Tenant Delay, then the Commencement Date of this Lease shall be deemed to occur on October 1, 2013. In addition, the term of Tenant’s lease of the Temporary Space (the “Temporary Space Term”) shall also commence upon October 1, 2013 (the “Temporary Space Commencement Date”), and shall expire on the date (the “Temporary Space Expiration Date”) that is the earlier to occur of (i) the date which is two (2) weeks following the date of the Substantial Completion of the Tenant Improvements in the Premises, and (ii) September 30, 2014. During the Temporary Space Term Tenant shall pay monthly Basic Rent in an amount equal to $1,285.96 per day (i.e., $38,578.75 divided by 30), which payment obligation shall subject to the abatement of Basic Rent during the first four (4) full calendar months of the Term as set forth in Exhibit H attached hereto, and Tenant shall be obligated to pay Tenant’s Proportionate Share (based on the number of rentable square feet in the Temporary Space) of increases in Operating Costs and Tax Excess (if any) with respect to the Temporary Space.

(3) In connection with Tenant’s occupancy of the Temporary Premises under terms of Section 3(b)(2), above, in the event that Landlord reasonably determines that Landlord’s failure to cause the Tenant Improvements in the Premises to be Substantially Completed by September 30, 2013, was not due solely to Tenant Delays, but was also due in part to delays other than Tenant Delays (for purposes of this Section 3(b)(3), “Landlord Delays”), then the parties shall reasonably and mutually determine the number of days of such delay that were due to Landlord Delays, and Tenant shall receive an abatement of Basic Rent (which shall be in addition to the abatement of Basic Rent provided in Exhibit H of this Lease) on a day-for-day basis for each day of such Landlord Delay in an amount equal to $1,285.96 per day (i.e., $38,578.75 divided by 30).

Tenant’s possession of the Temporary Space shall be subject to the terms and conditions of the Lease as though such Temporary Space were the Premises, provided that (A) Tenant shall have no right to assign, sublease or otherwise transfer its interest with respect to the Temporary Space, (B) the Temporary Space shall be delivered to Tenant is “broom clean” condition, and otherwise Tenant shall accept the Temporary Space in its existing “as is” condition, (C) Tenant shall not make any alterations or improvements to the Temporary Space or any portion thereof, without Landlord’s prior written approval, which approval may be withheld in Landlord’s sole discretion, (D) the terms of the Tenant Work Letter shall be inapplicable to the Temporary Space, and (E) Landlord shall have no obligation to provide or pay for improvements of any kind with respect to the Temporary Space. If Tenant fails to vacate and surrender the Temporary Space to Landlord, in accordance with the terms and conditions of this Lease on or before the Temporary Space Expiration Date, Tenant shall be deemed to be holding over in such Temporary Space pursuant to the terms of Article 21 of this Lease except that Basic Rent, on a per square foot basis of the Temporary Space, payable with respect to the Temporary Space shall be equal to twice the then-

2	[Cypress Building] [Griptonite, Inc.]

applicable Basic Rent, on a per square foot basis, applicable to the Premises under this Lease (without regard to any abatement of Basic Rent); provided, however, nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant in the Temporary Space, and Landlord expressly reserves the right to require Tenant to surrender possession of the Temporary Space to Landlord upon the terms and conditions set forth in this Lease. In the event that in the event that Landlord reasonably anticipates that the Tenant Improvements in the Premises will not be Substantially Completed by September 30, 2013, Landlord shall provide Tenant with written notice of the same on or before September 1, 2013.

4. Rent.

(a) Payment. Tenant shall timely pay Rent to Landlord, without notice, demand, deduction or setoff (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association delivered to Landlord’s address provided for in the Basic Lease Information, by wire transfer as provided for in the Basic Lease Information, or to such other address or by wiring instructions provided in a notice delivered by Landlord to Tenant, accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Subject to the provisions of Exhibit H attached hereto, Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The monthly installment of Basic Rent for the first calendar month of the Term for which Basic Rent is due to Landlord hereunder shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term for which Basic Rent is due to Landlord. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b) Operating Costs; Taxes.

(1) Tenant shall pay to Landlord Tenant’s Proportionate Share of any increase in Operating Costs (as defined below) for each calendar year and partial calendar year falling within the Term over the Operating Costs for the Base Year (the “Operating Costs Excess”). Landlord may make a good faith estimate of Tenant’s Proportionate Share of the Operating Costs Excess to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the Base Year), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant’s Proportionate Share of the Operating Costs Excess for such calendar year or part thereof divided by the number of months therein. From time to time (but no more frequently than once during any period of twelve (12) consecutive months), Landlord may estimate and re-estimate Tenant’s Proportionate Share of the Operating Costs Excess to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Proportionate Share of the Operating Costs Excess payable by Tenant shall be appropriately adjusted in accordance with such estimations. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. “Additional Rent,” as used herein, shall mean, collectively, Tenant’s Proportionate Share of the Operating Costs Excess plus Tenant’s Proportionate Share of the Tax Excess (as defined below).

(2) The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, maintenance, repair and replacement of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of general manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Project; (C) costs for improvements made to the Project that, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project or to

3	[Cypress Building] [Griptonite, Inc.]

enhance safety or security of the Property or its occupants, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, to promote safety or to maintain the quality of the Project, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); (I) Garage operation, repair, restoration and maintenance; and (J) payments made or charges incurred under any reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar document affecting or benefiting the Property whether now or hereafter in effect (collectively, the “Underlying Documents”).

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) above and except for items that are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord, except loans made to Landlord for capital improvements described in Section 4(b)(2)(C) above; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) depreciation or amortization on the Building or the Project or components, systems or equipment therein; (xi) reserves; (xii) overhead and profit increment paid to Landlord or to subsidiaries or Affiliates of Landlord for goods and/or services in or to the Building and/or the Project to the extent the same exceeds the overhead and profit increment applied with respect to similar goods and/or services rendered by unaffiliated third parties on a competitive basis at Comparison Buildings; (xiii) services furnished to other tenants in the Building, but not to Tenant; (xiv) costs associated with maintaining Landlord as a corporation, partnership or other entity; (xv) fines or penalties arising out of any late payments by Landlord, Landlord’s violation of applicable Laws or its lease obligations or otherwise arising out of the negligence or willful misconduct of other tenants or of Landlord or Landlord’s employees, agents, contractors vendors; (xvi) charitable and political contributions; (xvii) costs to remedy any noncompliance of the Building with applicable Laws to the extent the same are effective and interpreted by applicable governmental entities to apply thereto as of the Reference Date; (xviii) management and administrative fees [which shall not be deemed to include the costs described in clauses (A) or (G) above of this Section 4(b)(2)], whether based on gross rentals or other method, exceeding three percent (3%) of annual gross rentals from the Project; (xix) insurance deductibles and/or SIR amounts exceeding Ten Thousand and No/100 Dollars ($10,000.00) per claim; (xx) any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to public portions of the Building as part of normal Building operations during normal business hours; (xxi) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and (xxii) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the

4	[Cypress Building] [Griptonite, Inc.]

Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto. Operating Costs for the Base Year only shall not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargoes or other shortages; or amortized costs relating to capital improvements to the extent such costs would occur only in such Base Year (and prior years) and not in subsequent years.

(3) Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each calendar year and partial calendar year falling within the Term over the Taxes for the Base Year (the “Tax Excess”). Tenant shall pay Tenant’s Proportionate Share of the Tax Excess in the same manner as provided above for Tenant’s Proportionate Share of the Operating Costs Excess (both on an estimated and actual basis as provided therein). “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including nongovernmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon. Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Taxes any excess profits taxes, franchise taxes, gift taxes, inheritance and succession taxes, estate taxes, documentary transfer taxes, federal or state income, corporate, capital stock, or capital gains taxes, penalties incurred as a result of Landlord’s failure to pay taxes or to file any tax or informational returns and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Project); provided, that if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For purposes of computing Taxes, any special assessment shall be deemed to have been paid in the maximum number of installments permitted by Law, and Taxes shall be deemed to include all interest that would have been payable in connection therewith as a result of paying such special assessment in the maximum number of installments permitted by Law. For all other Taxes, the Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If there is a change in Taxes for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant, as applicable, with a credit or a statement of any deficiency based on the adjustment. Tenant shall pay any such deficiency within thirty (30) days after receipt of the statement from Landlord. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of re-appraisement.

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(5) below, and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Tenant’s Share of the Operating Costs Excess and/or Tax Excess, as the case may be, under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of the Operating Costs Excess and/or Tax Excess, as the case may be, as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such applicable excess; likewise, if Tenant’s estimated payments of Tenant’s Proportionate Share of the Operating Costs Excess or Tax Excess, as the case may be, under this Section 4(b) for such year are less than Tenant’s Proportionate Share of the Operating Costs Excess and/or Tax Excess, as the case may be, as indicated in the Operating Costs and Tax

5	[Cypress Building] [Griptonite, Inc.]

Statement, then Tenant shall pay Landlord such deficiency within thirty (30) days after receipt of the Operating Costs and Tax Statement. No delay in providing any Operating Costs and Tax Statement shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s Obligations for actual or estimated Operating Costs Excess or Tax Excess. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Proportionate Share of increases in Operating Costs and Taxes attributable to any calendar year which are first billed to Tenant more than two (2) calendar years after the calendar year in which such Operating Costs and/or Taxes were incurred, provided that in any event Tenant shall be responsible for Tenant’s Proportionate Share of increases in Operating Costs and Taxes levied by any governmental authority or by any public utility companies at any time and which are attributable to any calendar year occurring during the Term.

(5) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, or Landlord is not supplying services to ninety-five percent (95%) of the rentable area thereof, the Operating Costs for such period that vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount that would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof and Landlord had been supplying services to ninety-five percent (95%) of the rentable area thereof. If a category of Operating Costs is first incurred in a calendar year after the Base Year, then for purposes of calculating the Operating Costs Excess for such calendar year (and the following calendar years) the Operating Costs for the Base Year shall be deemed to be increased to include the amount that Landlord reasonably estimates would have been incurred by Landlord for such category of Operating Costs in the Base Year if Landlord had incurred such category of Operating Costs in the Base Year. Conversely, if in a calendar year subsequent to the Base Year, Landlord no longer incurs a category of Operating Costs, then for purposes of calculating the Operating Costs Excess for such calendar year (and the following calendar year), Operating Costs for such Base Year shall be deemed to be decreased by the amount that Landlord actually incurred for such category of Operating Costs in the Base Year. The adjustments to the Operating Costs for the Base Year provided for in the preceding two sentences shall not be deemed to require a recalculation of the Operating Costs Excess for any calendar year prior to the calendar year in question.

(6) Tenant may once, within ninety (90) days after receiving the Operating Costs and Tax Statement, give Landlord notice (the “Review Notice”) that Tenant intends to have Landlord’s records of the Operating Costs and Taxes for the calendar year covered by the Operating Costs and Tax Statement reviewed (the “Review”) for the sole purpose of determining whether the Operating Costs and Tax Statement is accurate; provided that as a condition to Tenant’s exercise of its right of Review set forth in this Section 4(b)(6), Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amount as required by the provisions of this Section 4 in accordance with such Operating Costs and Tax Statement. However, such payment may be made under protest pending the outcome of the Review. If Tenant retains an agent to review Landlord’s records, the agent shall be with a CPA firm licensed to do business in the State of Washington (working on a non-contingency fee basis) and its fees shall not be contingent in whole or in part, upon the outcome of the review (“Tenant’s Accountant”). Within a reasonable time after receipt of the Review Notice, Landlord shall make available to Tenant’s Accountant during normal business hours all pertinent records with respect to the Operating Costs and Tax Statement for the calendar year that is the subject of the Review Notice and that are reasonably necessary for Tenant’s Accountant to conduct the Review. If any records are maintained at a location other than the office of the Building, Tenant’s Accountant may either inspect the records at such other location or Tenant may pay for the reasonable cost of copying and shipping the records. Except as otherwise expressly hereinafter provided, Tenant shall be solely responsible for all costs, expenses and fees incurred for the Review. Within sixty (60) days after the records are made available to Tenant’s Accountant (the “Objection Period”), Tenant shall have the right to give Landlord notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s Operating Costs and Tax Statement for that year. If Tenant fails to provide Landlord with a Review Notice with respect to the Operating Costs and Tax Statement for any calendar year within the ninety (90) day period described above, or fails to give Landlord an Objection Notice within the sixty (60) day period described above, Tenant shall be deemed to have approved the Operating Costs and Tax Statement and shall be barred from raising any claims regarding the Operating Costs and Tax Statement for that year. If Landlord agrees (such agreement not to be unreasonably

6	[Cypress Building] [Griptonite, Inc.]

withheld, conditioned or delayed) with Tenant’s Objection Notice, then Landlord shall credit the amount of any overpayment by Tenant in respect of Operating Costs and Taxes against the Rent next payable under this Lease; provided, that if the Term shall have expired, then any overpayment for which Tenant may otherwise have received a credit shall be refunded to Tenant within thirty (30) days after receipt of said certification at Tenant’s last known address after deducting the amount of Rent and any other payments due. If Landlord disagrees with Tenant’s Objection Notice, then Landlord shall give to Tenant notice thereof within thirty (30) days after Landlord’s receipt of Tenant’s Objection Notice, which notice shall set forth in reasonable detail the reasons for such disagreement, and Landlord and Tenant shall attempt to resolve the disagreement. If Landlord and Tenant cannot mutually agree on the resolution of the disagreement within thirty (30) days after Tenant’s receipt of Landlord’s notice of disagreement, then Landlord and Tenant shall jointly choose an independent certified public accountant located in, or in the vicinity of, Seattle, Washington who has not represented either Landlord, Tenant, or their respective Affiliates, in the preceding five (5) years to resolve the disagreement, whose determination shall be binding on the parties hereto. If the parties are unable to agree upon such independent certified public accountant, then either Landlord or Tenant shall have the right to petition for the appointment of the independent accountant by the Presiding Judge of the Superior Court of King County, Washington and the decision of such Judge (and the determination of the accountant appointed by such Judge) shall be final and binding upon the parties, and not subject to appeal of any kind. If the final determination shall disclose that the Operating Costs and Tax Statement for the calendar year in question were overstated by more than five percent (5%), then Landlord shall reimburse Tenant, within thirty (30) days after Landlord receives notice of such final determination, for the reasonable costs of the independent certification or reimburse Tenant (as applicable) the cost of Tenant’s accountant’s review, up to a maximum of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per review (but each party shall pay the cost of its respective attorneys’ fees); otherwise, the cost of the audit and arbitration shall be paid by Tenant. If Operating Costs and/or Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the payment of Rent next due in the amount of the overpayment by Tenant; provided, however, if the Term shall have expired, then any overpayment for which Tenant may otherwise have received a credit shall be refunded to Tenant within thirty (30) days after receipt of said certification at Tenant’s last known address after deducting the amount of Rent and any other payments due. Likewise, if Landlord and Tenant determine that Operating Costs and/or Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment in Tenant’s Proportionate Share thereof within thirty (30) days. Tenant acknowledges and agrees that any records reviewed under this provision constitute confidential information of Landlord that shall not be disclosed to anyone other than Tenant’s Accountant and the principals of Tenant who receive the results of such Review. Before making any records available for review, Landlord may require Tenant and Tenant’s Accountant to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within ten (10) days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one (1) day for each day by which such execution and delivery follows the expiration of such thirty (30)-day period.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder that are not received by Landlord on or before five (5) days after the date the payment is due (i) shall bear interest from the date due until paid at the lesser of eight percent (8%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); and (ii) Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%)of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but shall be charged with respect to any subsequent occurrence) during any twelve (12)-month period in which Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

7	[Cypress Building] [Griptonite, Inc.]

6. Letter of Credit.

(a) In General. Contemporaneously with the execution of this Lease, Tenant shall deposit with Landlord a letter of credit from an Eligible Institution (as defined below) substantially identical in form and substance to the form of Exhibit L attached hereto or as otherwise approved by Landlord, payable upon presentation of a sight draft without more (the “Letter of Credit”). The beneficiary under the Letter of Credit shall be shown as Talon Portfolio Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA, its successors and assigns” or otherwise as specified by Landlord. The initial amount of the Letter of Credit (the “L-C Amount”) shall be $500,000.00. Tenant shall renew the Letter of Credit from time to time, at least thirty (30) days prior to expiration thereof, and deliver to Landlord a new Letter of Credit or an amendment or endorsement to the Letter of Credit or any other evidence required by Landlord that the Letter of Credit has been renewed for at least an additional one (1) year period (with respect to each renewal). The Letter of Credit shall be held as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that (a) the Letter of Credit does not constitute a measure of Landlord’s damages in the event of Tenant’s default, and (b) the Letter of Credit is not being provided as an equivalent or in lieu of any security deposit, but rather to assure Landlord of a means of third-party security apart from and completely independent of Tenant’s assets and creditworthiness. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Such Letter of Credit shall (1) be transferable and assignable by Landlord, more than once, at Landlord’s option and (2) include an automatic renewal clause (an “Evergreen Clause”) and require notice of non-renewal ninety (90) days in advance of any automatic renewal date, subject to the provisions of this Lease concerning the expiration of the Term of this Lease. All charges, fees and costs related to such Letter of Credit (including, without limitation, as a result of any transfer by Landlord) shall be borne by Tenant. Upon the occurrence of an Event of Default, Landlord shall have the right, at its option, to draw on the Letter of Credit and to apply all or any part thereof to the payment of the items for which the Letter of Credit was established or to apply the Letter of Credit to the satisfaction of Tenant’s obligations under this Lease in such order, proportion or priority as Landlord may reasonably determine. In addition to any other right Landlord may have to draw upon the Letter of Credit, Landlord shall have the additional rights to draw in full the Letter of Credit (regardless of whether this Lease is in default): (A) with respect to any Letter of Credit containing an Evergreen Clause, if Landlord has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (B) with respect to any Letter of Credit with a stated expiration date, if Landlord has not received a notice from the issuing bank that it has renewed the Letter of Credit at least ninety (90) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (C) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided by Tenant within ten (10) days following Landlord’s written demand therefore, with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary), or (D) if Landlord receives information that the bank issuing the Letter of Credit is no longer an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Landlord is not obligated to draw any Letter of Credit upon the happening of an event specified in (A), (B), (C) or (D) above and shall not be liable for any losses sustained by Tenant due to the insolvency of the bank issuing the Letter of Credit if Landlord has not drawn the Letter of Credit. Any amount of the Letter of Credit that is drawn upon by Landlord, but not used or applied by Landlord, shall be held by Landlord and subject to the terms set forth below, deemed a security deposit pursuant to this Section 6. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided in this Lease, or by law, it being understood that Landlord shall not first be required to proceed against the Letter of Credit. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, receiver or conservator, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise. For the purposes of this Section 6, the term “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the long term unsecured debt obligations of which are rated at least “AA-” by Fitch and Standard & Poors and “Aa2” by Moody’s. Landlord acknowledges and agrees that as of date of this Lease, Silicon Valley Bank qualifies as an Eligible Institution.

8	[Cypress Building] [Griptonite, Inc.]

(b) Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), Tenant shall have the right to reduce the L-C Amount as follows:

Date of Reduction	Amount of Reduction	Remaining L-C Amount
First day of the 13th full calendar month of the initial Term	$66,000.00	$434,000.00
First day of the 25th full calendar month of the initial Term	$66,000.00	$368,000.00
First day of the 37th full calendar month of the initial Term	$66,000.00	$302,000.00
First day of the 49th full calendar month of the initial Term	$66,000.00	$236,000.00
First day of the 61st full calendar month of the initial Term	$66,000.00	$170,000.00
First day of the 73rd full calendar month of the initial Term	$66,000.00	$104,000.00

To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), Tenant shall have the right to reduce the L-C Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Section 6, or (y) an entirely new L-C (in the form and content otherwise required in this Section 6) in the total L-C Amount then required under this Section 6.

7. Landlord’s Obligations.

(a) Services. Landlord shall use all reasonable efforts to furnish to Tenant (1) domestic water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air-conditioning (“HVAC”); (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) passenger elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during nonbusiness hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Subject to the provisions of Section 15 below, Landlord shall maintain the Common Areas of the Building in first class order and condition in a manner consistent with that of the Comparison Buildings (as that term is defined in Exhibit J), except for damage caused by a Tenant Party. If Tenant desires HVAC (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays (other than Holidays), and 8:00 a.m. to 12:00 p.m. on Saturdays, or (B) on Sunday or holidays (i.e., “after-hours”), then such services shall be supplied to Tenant on weekdays upon the request of Tenant delivered to Landlord before 2:00 p.m. and on Sundays and holidays upon request of Tenant delivered to Landlord before 2:00 p.m. on the Business Day preceding such extra usage (alternatively, Tenant shall have the right to request, not later than thirty (30) days prior to the Commencement Date, in connection with the initial Tenant Improvements installed in the Premises, that Landlord install, at Tenant’s sole cost and expense,

9	[Cypress Building] [Griptonite, Inc.]

an HVAC “on/off” system within the Premises that can be controlled directly by Tenant to turn after-hour HVAC on and off; provided, however, all aspects of such on/off system shall be designated by Landlord and shall be compatible with the Building systems and equipment), and Tenant shall pay to Landlord the cost of such services at the Building’s then-prevailing rates then charged by Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. As of the date of this Lease, the current rate for after-hours HVAC service is $35.00 per hour (subject to change from time-to-time). The costs incurred by Landlord in providing after-hours HVAC service to Tenant shall include Landlord’s actual costs (without markup) for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. “Holidays” means New Year’s Day, Martin Luther King Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a) above, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor, together with reasonable supporting evidence. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to, or wiring in, the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s commercially reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises that affect the temperature otherwise maintained by the air-conditioning system or otherwise overload any utility, Landlord may install supplemental air-conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case plus an administrative fee of three percent (3%) of such cost, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor, together with reasonable supporting evidence.

(c) Landlord’s Repairs. Landlord shall repair and maintain in good order, repair and condition, the cost of which shall be included in Operating Costs to the extent permitted in Section 4 above, the Building’s Structure, the Building’s Systems and the common areas of the Building and Project (but not including any non-base building facilities installed in the Premises); provided, however, to the extent such maintenance and repairs are caused by the willful act, neglect, fault of or omission of any duty by any Tenant Party, Tenant shall pay to Landlord as additional Rent, the commercially reasonable cost of such maintenance and repairs, which payment shall be made by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor, together with reasonable supporting evidence. Except as set forth in Section 7(d) below, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making or failing to make any repairs, alterations or improvements in or to any portion of the Project. Tenant hereby waives and releases any right to make repairs at Landlord’s expense under any Law now or hereafter in effect.

(d) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, constitute a breach of any covenant (provided Landlord uses such reasonable efforts), or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant

10	[Cypress Building] [Griptonite, Inc.]

is prevented from using the Premises because of the unavailability of any such service for a period of five (5) consecutive Business Days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party, a governmental directive or cause beyond Landlord’s control, then Tenant shall, as its exclusive remedy, be entitled to a reasonable abatement of Rent for each consecutive day (after such five (5) Business Day period) that Tenant is so prevented from using the Premises.

(e) Supplemental HVAC System. Subject to the terms of this Section 7(e), Tenant shall have the right to install one (1) additional supplemental HVAC system in the Premises, at Tenant’s sole cost and expense, for the purpose of providing supplemental air-conditioning to the server room located in the Premises (the “Supplemental HVAC System”). In the event such Supplemental HVAC System is not installed in conjunction with the Tenant Improvements, then the installation of such system shall be governed by the terms of Section 8(a) of this Lease and Tenant shall utilize the same HVAC subcontractor used by Landlord for HVAC working in the Building. All aspects of the Supplemental HVAC System (including, but not limited to, the plans and specifications therefor and any connection to the Building’s chilled or condenser water system) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the structural aspects of the Building, the Building systems, the exterior appearance of the Building and/or the certificate of occupancy issued for the Building or the Premises will be affected and/or the installation of the Supplemental HVAC System will violate any applicable Laws, in which event Landlord’s approval may be withheld in Landlord’s sole and absolute discretion. If the Supplemental HVAC System requires condenser water, then the condenser portion of same shall be located in the specific location within the Building (and which shall not be located in the Premises) designated by Landlord. Landlord shall designate a pathway for the connection between the condenser portion of the Supplemental HVAC System and the portion of the Supplemental HVAC System located in the Premises. Tenant shall install, in connection with the installation of the Supplemental HVAC System, meters or submeters to separately meter any utility service consumed by the Supplemental HVAC System, including, without limitation, condenser water and electricity, and Tenant shall pay to Landlord (or directly to the applicable utility, at Landlord’s option) the actual cost of the separately metered utility services consumed by the Supplemental HVAC System. The Supplemental HVAC System shall be and become part of the Premises and the property of Landlord, and shall be surrendered to Landlord upon the expiration or earlier termination on this Lease. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, repair and replacement of the Supplemental HVAC System. Tenant shall also be obligated to maintain, repair, and replace, as necessary, any meters or sub-meters installed pursuant to this Section 7(e). In no event shall the Supplemental HVAC System be permitted to interfere with Landlord’s operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 7(e) shall be payable by Tenant within thirty (30) days of Tenant’s receipt of an invoice therefor.

(f) Battery Back-Up System. Subject to the terms of this Section 7(f), Tenant shall have the right to install one (1) standard battery back-up system (e.g., a Universal Power Supply or “UPS”) in the Premises, at Tenant’s sole cost and expense, for the purpose of providing emergency electrical power to the server room located in the Premises (the “Battery Back-Up System”). In the event such Battery Back-Up System is not installed in conjunction with the Tenant Improvements, then the installation of such system shall be governed by the terms of Section 8(a) of this Lease. All aspects of the Battery Back-Up System shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the structural aspects of the Building, the Building systems, the exterior appearance of the Building and/or the certificate of occupancy issued for the Building or the Premises will be affected and/or the installation of the Battery Back-Up System will violate any applicable Laws, in which event Landlord’s approval may be withheld in Landlord’s sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant shall either (A) remove the entire Battery Back-Up System and repair all damage to the Building resulting from such removal and restore all affected areas of the Premises and Building to their condition existing prior to the installation of the Battery Back-Up System (reasonable wear and tear excepted), all at Tenant’s sole cost and expense, or (B) surrender the entire Battery Back-Up System to Landlord upon the expiration or earlier termination of this Lease, in which case Tenant shall have no obligation to remove the Battery Back-Up System and the Battery Back-Up System shall be and become part of the Premises and the property of Landlord. Such surrender

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shall be at no cost to Landlord and Tenant shall cause the Battery Back-Up System shall be free and clear of all liens and claims by third-parties on the date of such surrender, but otherwise in its then as-is condition, without representation or warranty. In the event that Tenant fails to remove the entire Battery Back-Up System on or prior to the expiration or earlier termination of this Lease, Tenant shall be deemed to have elected option (B) above. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, repair and replacement of the Battery Back-Up System. Tenant shall also be obligated to maintain, repair, and replace, as necessary, any meters or sub-meters installed pursuant to this Section 7(f). In no event shall the Battery Back-Up System be permitted to interfere with Landlord’s operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 7(f) shall be payable by Tenant within thirty (30) days of Tenant’s receipt of an invoice therefor.

8. Improvements; Alterations; Repairs; Maintenance.

(a) Improvements; Alterations. All alterations, improvements, betterments and other physical additions in or to the Premises (collectively, “Alterations”) shall be installed at Tenant’s expense only in accordance with plans and specifications that have been previously submitted to and approved by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a), and otherwise in accordance with the provisions hereof, except with respect to the Tenant Improvements (as defined in Tenant Work Letter attached hereto as Exhibit D), which shall be governed by the terms and conditions thereof, Cables (as defined below), which shall be installed, maintained, replaced and removed in accordance with the terms and conditions of Section 25 below, and Tenant’s signage, which shall be installed, maintained, replaced and removed in accordance with the terms and conditions of Section 25, below. Except as provided in this Lease, no Alterations may be made without Landlord’s prior written consent to such Alterations and the plans and specifications, and the construction means and methods, therefor, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Common Areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, (ii) adversely affect the value of the Premises or Building, (iii) require a building or construction permit, or (iv) cost more than Fifty Thousand and 00/100 Dollars ($50,000.00) for a particular job of work. If Landlord consents to Alterations, Landlord may impose such conditions with respect thereto as are reasonably appropriate, including (A) requiring Tenant to furnish (i) Landlord with commercially reasonable evidence that Tenant has sufficient funds to pay all costs to be incurred in connection with such work, (ii) commercially reasonable levels of insurance against liabilities that may arise out of such work, and (iii) plans and specifications, and permits for such work, and (B) requiring Tenant to remove any and all such Alterations (including fixtures) in or to the Premises prior to the expiration or earlier termination of this Lease at Tenant’s sole cost and expense. Tenant’s plans and specifications and construction means and methods shall be subject to Landlord’s written approval, such approval not to be unreasonably withheld, conditioned or delayed. All Alterations are subject to removal and restoration in accordance with the provisions of Section 20(b) below. Tenant shall furnish to Landlord any documents and information requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information furnished to Landlord and Tenant shall reimburse Landlord for the cost thereof, including reasonable attorneys’ fees, within thirty (30) days after receipt from Landlord of an invoice therefor, together with reasonable supporting evidence, up to a maximum total aggregate of Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All Alterations shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws, the Underlying Documents and the Landlord’s then current contractor rules and regulations; Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices, or with all applicable Laws or with the Underlying Documents, and Tenant shall be

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solely responsible for ensuring all such compliance. If, as a result of Tenant’s use of the Premises or the making of any Alterations to the Premises and/or installation of any Tenant Improvements pursuant to this Section 8(a), Section 25 below, or the Tenant Work Letter, respectively, any Alterations shall be required to be made to any part of the Premises or the Project to comply with the requirements of any applicable Law, including the requirements of the Disabilities Act (as defined below), the Occupational Safety & Health Administration (OSHA), or the orders or requirements imposed by any health officer, fire marshal or building inspector, or the Underlying Documents, Tenant shall be solely responsible for the costs incurred to effect such compliance (collectively, the “Required Improvements”); provided, however, that if it is determined that any Required Improvements will be imposed due to the Alterations, Tenant may, in its sole discretion, elect not to perform the Alterations in question. If the required Alteration will not affect the Building’s Structure or the Building’s Systems, Tenant shall perform such work subject to this Section 8(a). If the required Alteration will affect the Building’s Structure or the Building’s Systems, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord in an amount equal to Landlord’s commercially reasonable out of pocket costs plus three percent (3%) for overhead, which shall be payable within thirty (30) days of Landlord’s receipt of any invoice therefor, together with reasonable supporting evidence.

(b) Repairs; Maintenance. Tenant shall at its sole expense maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws, the Underlying Documents and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within thirty (30) days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside the Premises, then Landlord may elect to repair such damage at Tenant’s expense using Landlord’s usual contractor for such work and at competitive rates, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor, together with reasonable supporting evidence.

(c) Performance of Work. All work described in this Section 8 shall be performed only by Landlord’s usual contractor for such work at competitive rates or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company, Landlord’s asset management company and such other persons or entities as Landlord may designate in writing to Tenant from time to time as additional insureds using ISO additional insured endorsement CG 20 11 (or a substitute form reasonably satisfactory to Landlord providing equivalent coverage), and under the commercial umbrella, if any, against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws, the Underlying Documents and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work that may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work at competitive rates. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor at competitive rates and no such work will be permitted if it would void or reduce the warranty on the roof.

(d) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after

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Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor, together with reasonable supporting evidence. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or with any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

9. Use. Tenant shall use the Premises only for the Permitted Use and shall comply with, and cause each other Tenant Party to comply with, all Laws and Underlying Documents relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time be in excess of the population density set forth in the space prepared by JPC Architects and attached to that certain letter agreement dated April 23, 2013, by and between Landlord and Tenant. Tenant shall not conduct second or third shift operations within the Premises; however, Landlord acknowledges the working hours of Tenant’s employees are not strictly limited to normal business hours, and that Tenant is therefore permitted to conduct business from the Premises both before and after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any Laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such Laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas of the Building, other than compliance that is necessitated by the (1) use of the Premises for other than the Permitted Use, (2) as a result of any Alterations made by or on behalf of a Tenant Party (all of which risk and responsibility shall be borne by Tenant), or (3) as a result of any trade fixtures, furniture, equipment or other personal property to be installed in the Premises. The Premises shall not be used for any use that is disreputable, creates extraordinary fire or other hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase within thirty (30) days after Tenant’s receipt of an invoice therefor, together with reasonable supporting evidence, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

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10. Assignment and Subletting.

(a) Transfers. Except as provided in Section 10(h) below, Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (1) through (6) of this Section 10(a) above being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that (1) the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Project, (D) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (E) is not a governmental entity, or subdivision or agency thereof or person that is or may be entitled to claim sovereign immunity, (F) is not another occupant of the Building or Project (provided, however, the terms of this item (F) shall only apply to the extent that Landlord has reasonably comparable space in the Project available to lease to such transferee), (G) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Project or any Affiliate of any such person or entity, and (H) has been approved by all of Landlord’s Mortgagees (as defined below) having the right to approve the proposed transferee, and (2) payment for the Transfer is not determined in whole or in part based upon the net income or profits of the proposed transferee; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character and such additional information as Landlord may reasonably request. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of One Thousand Dollars ($1,000.00) to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor, together with reasonable supporting documentation for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, and such attorneys’ fees shall not exceed the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate for any particular Transfer, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions per requested Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor; provided, however, that if Tenant is nonetheless deemed to be a surety by remaining liable hereunder, Tenant hereby waives all applicable suretyship defenses. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent

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Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, reentry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then-executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant that is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. In the event of a proposed assignment of this Lease (other than to a Permitted Transferee as set forth in Section 10(h), below), Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to such assignment, cancel this Lease as of the date the proposed Transfer is to be effective. In the event of a proposed subleasing (other than to a Permitted Transferee as set forth in Section 10(h), below) that has a term that is equal to the remainder (or substantially the remainder) of the term of this Lease, Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to such sublease, cancel this Lease upon written notice to Tenant (a “Recapture Notice”) with respect to the portion of the Premises that was proposed to be subleased as of the date the proposed Transfer is to be effective. However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant’s receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant’s failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant’s election to allow the Recapture Notice to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation. At Landlord’s option, Tenant shall pay to Landlord, within thirty (30) days after receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions, marketing costs and tenant finish work) and other economic concessions or services provided to the transferee, in connection with such Transfer over (2) the Rent allocable to the portion of the Premises covered thereby.

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(h) Permitted Transfers. Notwithstanding Section 10(a) above, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (each a “Permitted Transfer”) to the following types of entities (each a “Permitted Transferee”) without the written consent of Landlord so long as (1) Tenant’s obligations hereunder are assumed by such entity; and (2) the Tangible Net Worth (as defined below) of such entity is not less than the Tangible Net Worth of Tenant as of the date hereof:

(1) an Affiliate of Tenant (including without limitation Glu Mobile Inc., the parent corporation of Tenant);

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant (unless Tenant no longer exists because of a merger, consolidation, or acquisition) hereunder, and the Permitted Transferee shall expressly assume in a writing for the benefit of Landlord in a commercially reasonable instrument executed and delivered to Landlord at least ten (10) days prior to the effective date of the assignment, all of the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, including the Underlying Documents, Landlord or other tenants of the Building or the Project. No later than thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (i) copies of the instrument effecting any of the foregoing Transfers, (ii) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (iii) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP, including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. Notwithstanding anything to the contrary set forth elsewhere in this Lease, the provisions of Sections 10(a), (b), (c) and (g) shall not apply to any Permitted Transfers.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant first enters upon or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance on the current ISO CG 00 01 12 04 occurrence form or equivalent reasonably acceptable to Landlord in amounts of Three Million Dollars ($3,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) personal injury and advertising injury, Three Million Dollars ($3,000,000.00) products-completed operations aggregate and Three Million Dollars ($3,000,000.00) general aggregate, with defense costs provided in addition to policy limits (limits requirements may be met through a combination of primary and excess policies, including an umbrella form of policy insuring Tenant), and Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, any of Landlord’s Mortgagees and such other persons and entities as Landlord may from time to time designate shall be included as Additional Insureds using ISO additional insured endorsement CG 20 11 (or a substitute form reasonably acceptable to Landlord providing equivalent coverage), and under the commercial umbrella policy, if any, against liability for personal injury, bodily injury (including mental anguish and death) or property damage or destruction (including loss of use thereof) arising from the use and occupancy of the Premises, the Building and all areas appurtenant thereto, including the Garage and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment (and Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord

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shall be excess and non-contributing), (B) primary “special form” perils property damage insurance under ISO special clauses of loss form (ISO form CP 10 30 or equivalent) covering the full value of all alterations, additions and improvements and betterments in the Premises, including the Tenant Improvements and other Alterations, naming Landlord and each of Landlord’s Mortgagees as additional loss payees as their interests may appear, (C) primary “special form” perils property damage insurance under ISO special clauses of loss form (ISO form CP 10 30 or equivalent) covering the full value of all furniture, trade fixtures, electronic data and media, business records, and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), without deduction for depreciation, (E) workers’ compensation insurance as required by the State of Washington, together with employers’ liability insurance of at least One Million Dollars ($1,000,000.00) for each accident for bodily injury by accident, One Million Dollars ($1,000,000.00) each employee for bodily injury by disease, and One Million Dollars ($1,000,000.00) policy limit for bodily injury by disease, (F) business income with extra expense insurance (ISO form CP 00 30, or equivalent acceptable to Landlord) in an amount reasonably acceptable to Landlord, and (G) business automobile insurance, and if necessary, commercial umbrella insurance, with a limit of not less than Three Million Dollars ($3,000,000.00) each accident, which automobile insurance shall cover liability arising out of any automobile (including owned, hired and non-owned automobiles), and Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, any of Landlord’s Mortgagees and such other persons and entities having an insurable interest as Landlord may from time to time designate shall be included as Additional Insureds using a form reasonably acceptable to Landlord (and Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing). Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance (including copies of endorsements) at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant first enters upon or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance. Tenant’s insurance companies shall be required to notify Tenant at least thirty (30) days before cancellation of any such insurance policies (ten [10] days in the event of nonpayment of premiums), and Tenant shall promptly provide such notification to Landlord. Tenant shall carry and maintain during the Term, at its expense such increased amounts of insurance required to be carried under this Section 11(a), and such other types and amounts of insurance covering the Premises and Tenant’s operation therein, as may be reasonably requested by Landlord from time to time, but not in excess of the amounts and types of insurance then being required by landlords of the Comparison Buildings (but in no event may Landlord make such a request more than once during the Initial Term and once during the Option Term). All such insurance policies shall be in form, and issued by companies with an A.M. Best rating of A-VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein within ten (10) business days after Landlord’s written request, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord within thirty (30) days after Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence, the premium costs thereof, plus an administrative fee of three percent (3%) of such cost.

(b) Landlord’s Insurance. Throughout the Term, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for at least ninety percent (90%) of the Building’s replacement value (excluding property required to be insured by Tenant and the costs of excavation, foundations, underground utilities and footings), less a commercially reasonable deductible and/or self-insured retention if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000.00) general aggregate for damages because of personal injury, bodily injury or death, or property damages or destruction (including loss of use thereof). Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem appropriate or as required by any of Landlord’s Mortgagees. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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(c) No Subrogation; Waiver of Property Claims. Each of Landlord and Tenant waives any claim it might have against the other for any damage to, or theft, destruction, loss, or loss of use of, any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business (or if the insurance required under this Lease had been carried, would have been insured against), regardless of whether the negligence of the other party caused such loss or damage. Additionally, each of Landlord and Tenant waives any claim it may have against the other for any loss to the extent such loss or damage is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. For the purposes of this Section 11(c), any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectible policies of insurance.

(d) Waiver. Tenant agrees that Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to person or property (or resulting from the loss of use thereof) that is sustained by any Tenant Party or any person claiming by, through or under any Tenant Party, including any such damage caused by any active or passive act, omission or neglect of any Landlord Party or by any act or omission for which liability without fault or strict liability may be imposed, except only, with respect to Landlord, (1) to the extent such damage is caused by the negligence or willful misconduct of any Landlord Party and the repair of such damage is not for any reason (other than Tenant’s failure to carry insurance required under Section 11(a) above) covered by the insurance required to be carried by Tenant under this Lease, or (2) to the extent such limitation on liability is prohibited by applicable Law. Nothing in this Section 11(d) shall limit the provisions of Section 11(c) above or Section 24(b) below.

(e) Indemnities. Subject to the limitations set forth in this Section 11(e) below, Tenant shall defend, indemnify, and hold harmless the Landlord Parties from and against all claims, losses, demands, liabilities, actions, penalties, judgments, damages, costs and expenses (including reasonable attorneys’ fees) (collectively, “Claims”) suffered or imposed upon or against any Landlord Party arising from or in connection with (1) any act, omission or negligence of Tenant or any person claiming by, through or under any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment, if any, and (4) any breach by Tenant of any representation, covenant or other term contained in this Lease, whether occurring before, during or after the expiration of the Term. The foregoing indemnity is intended to apply regardless of any active or passive negligence or fault of the Landlord Parties, even when Landlord or its representatives and agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and regardless of whether liability without fault or strict liability may be imposed upon the Landlord Parties; however, with respect to any Landlord Party, Tenant’s obligations hereunder shall not apply (i) to the extent any Claim arises from the gross negligence or willful misconduct of any Landlord Party and is not for any reason (other than Tenant’s failure to carry the insurance required under Section 11(a) above) paid for by the insurance required to be carried by Tenant hereunder, or (ii) to the extent such obligations are prohibited by applicable Law. Notwithstanding the foregoing, in the event of the concurrent negligence of any of the Tenant Parties on the one hand and that of any of the Landlord Parties on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas or any other portion of the Project, Tenant’s obligation to indemnify the Landlord Parties as set forth in this Section 11(e) shall be limited to the extent of Tenant’s negligence, and that of the Tenant Parties, including Tenant’s proportional share of costs, attorneys’ fees, and expenses incurred in connection with any Claims arising from such injury or damage. Landlord shall defend, indemnify, and hold harmless Tenant from and against all Claims (A) incurred by Tenant in Common Areas to the extent caused by the negligence or willful misconduct of a Landlord Party, or (B) arising from any breach by Landlord of any representation, covenant or other term contained in this Lease, whether occurring before, during or after the expiration of the Term; and such Claims are not for any reason (other than Tenant’s failure to carry the insurance required under Section 11(a) above) paid for by the insurance required to be carried by Tenant hereunder

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or otherwise covered by Tenant’s indemnity obligation set forth in this Section 11(e). The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party to the extent that the indemnifying party’s insurance policy permits such approval of counsel by the indemnified party. The indemnities set forth herein are intended to specifically cover actions brought by the indemnifying party’s own employees. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington’s Industrial Insurance Act (Title 51 RCW, as amended, and under any substitute or replacement statute), to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent provided herein. This waiver and agreement was specifically negotiated by Landlord and Tenant and is solely for the benefit of Landlord and Tenant and their successors and assigns and is not intended as a waiver of Tenant’s rights of immunity under said industrial insurance for any other purpose.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust or other security instrument, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”), provided that upon any foreclosure of any such Mortgage or delivery of a deed in lieu thereof, or upon any termination of a Primary Lease, Landlord’s successor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the Rent and observes and performs the terms, covenants and provisions of this Lease to be observed or performed by Tenant. Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section 12(a) shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other person designated by Landlord) within ten (10) days after request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b) Attornment. Tenant shall attorn to any person succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such person’s request, and shall execute such agreements confirming such attornment as such person may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If a Landlord’s Mortgagee or any successor in interest thereto shall succeed to the interest of Landlord under this Lease, neither such Landlord’s Mortgagee nor any such successor in interest shall be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by, or subject to any offset rights with respect to, any Rent that Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such Rent shall remain due and owing, notwithstanding such advance payment, except to the extent that any such advance payment has been delivered or paid over to such Landlord’s Mortgagee or successor in interest; (3) bound by any Security Deposit or advance rental deposit made by Tenant that is not delivered or paid over to such Landlord’s Mortgagee or successor in interest and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment

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or modification of this Lease made without such Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without such Landlord’s Mortgagee’s consent pursuant to the terms of the loan and/or lease documents between Landlord and such Landlord’s Mortgagee; (5) subject to the defenses or counterclaims that Tenant might have against any prior lessor (including Landlord); (6) subject to the credits or offsets that Tenant might have against any prior lessor (including Landlord) except for those offset rights (A) that do not pertain to any Rent that Tenant might have paid for more than the current month to any prior lessor (including Landlord), (B) that are expressly provided in this Lease, (C) that relate to periods of time following the acquisition of the Building by such Landlord’s Mortgagee or successor in interest, and (D) for which Tenant has provided written notice to such Landlord’s Mortgagee and provided such Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event; and (7) bound by any covenant to perform (including any covenant to complete) any renovation or construction in the Premises or to pay any sums to Tenant in connection therewith, in either case arising or accruing prior to the date of the conveyance of Landlord’s interest in this Lease. Neither a Landlord’s Mortgagee nor any successor in interest thereto shall have any liability or responsibility under or pursuant to the terms of this Lease or otherwise prior to the date such Landlord’s Mortgagee or successor in interest succeeds to the interest of Landlord under this Lease or after such Landlord’s Mortgagee or successor in interest ceases to own an interest in the Project. Nothing in this Lease shall be construed to require a Landlord’s Mortgagee or successor in interest thereto to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) Existing Lender. Landlord shall use commercially reasonable efforts to obtain from the existing Landlord’s Mortgagee and deliver to Tenant, within sixty (60) days following the full execution and delivery of this Lease by Landlord and Tenant, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit N, executed by such Landlord’s Mortgagee and Landlord.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project that are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises, and are enforced by Landlord in a nondiscriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party (and any modification thereto of which Tenant has received notice).

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking – Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving notice to Landlord within thirty (30) days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking – Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering notice thereof to Tenant within thirty (30) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b) above.

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(d) Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent, Additional Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award that (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).

(e) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property that Tenant is entitled to remove under this Lease, moving costs, loss of business, the unamortized cost of any Alterations or other improvements installed by Tenant and affixed to the Premises, the value of Tenant’s leasehold estate under this Lease, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately prior to such Casualty and Landlord estimates in the Damage Notice that the damage caused by such Casualty cannot be repaired within two hundred seventy (270) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates in the Damage Notice that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as had existed immediately prior to such Casualty; provided, however, that Landlord shall not be required to repair or replace any alterations, additions, improvements or betterments within the Premises, including any Tenant Improvements or other Alterations (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense), or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, additions, improvements and betterments in the Premises, including the Tenant Improvements and all other Alterations (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

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(e) Abatement of Rent. If the Premises or the Building are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated in the proportion of the rentable square footage of the Premises made untenantable thereby to the total rentable square footage of the Premises from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be) unless a Tenant Party caused such damage, in which case Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project and on the value of the leasehold improvements in the Premises to the extent that the same exceed Landlord’s then current standard improvement package items or allowances (and if the taxing authorities do not separately assess said leasehold improvements, Landlord may make a reasonable allocation of the taxes allocated to the Project to give effect to this sentence). If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of Tenant’s personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following request therefor (together with reasonable supporting documentation setting forth the amount of such taxes and/or Tenant’s allocation of the same), the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the nonpayment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five (5) days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the twelve (12)-month interval preceding such failure, Landlord has given Tenant notice of failure to pay Rent on one (1) or more occasions;

(b) Abandonment. Tenant abandons the Premises or any substantial portion thereof;

(c) Subordination. Tenant fails to provide any documentation evidencing subordination of this Lease after request therefor pursuant to Section 12(a) above and such failure continues for five (5) days after Tenant’s receipt of a second request for such documentation from Landlord’s or Landlord’s Mortgagee’s;

(d) Estoppel. Tenant fails to provide any estoppel certificate or guarantor’s statement requested by Landlord pursuant to Section 24(e) below such failure continues for five (5) days after Tenant’s receipt of Landlord’s second request for such estoppel certificate;

(e) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a) above if such failure continues for ten (10) business days after Tenant’s receipt of Landlord’s notice of such failure;

(f) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d) above;

(g) Misrepresentation. Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any guarantor of Tenant’s obligations hereunder in connection with negotiating this Lease or in connection with any Transfer under Section 10 above;

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(h) OFAC/FCPA Representation. Tenant is or becomes in breach of Section 24(w) below.

(i) Other Defaults. Except as otherwise provided in this Section 17 or elsewhere in this Lease, Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant notice thereof or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, an Event of Default shall not be deemed to have occurred and such failure may be cured if Tenant commences to cure such failure within such period and thereafter reasonably and diligently pursues the cure thereof to completion, such period in no event to exceed ninety (90) days from the date of Landlord’s original default notice); and

(j) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(j), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a) below, and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Northwest Edition, in its listing of “Money Rates” plus one percent (1%), minus (B) the then-present fair rental value of the Premises for such period, similarly discounted.

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a) below, and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the commercially reasonable cost of, and for the account of, Tenant, without becoming guilty of trespass, or liable for any loss or damage that may be occasioned thereby. Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a lease term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Project and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s then-existing leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a) above.

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(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any commercially reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including collection costs and legal expenses), plus interest thereon at the Default Rate.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all commercially reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations that Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by Law, Landlord and Tenant agree that the federal and state courts of the State of Washington shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, with all Cables removed if requested by Landlord under the provisions of Section 25 below, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 above, respectively, shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that no Event of Default then exists, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building or Project (including Tenant’s Off-Premises Equipment, if any) by Tenant (but Tenant may not remove any such item that was paid for, in whole or in part, by Landlord unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment (including Tenant’s Off-Premises Equipment, if any), and furniture as Landlord may request; however, Tenant shall not be required to remove any alteration, addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the alteration, addition or improvement in question need not be removed; and provided further, that Tenant shall not be required to remove any of the Tenant Improvements (other than Cables, which Tenant shall be required to remove on the terms set forth in Section 26(b), below). Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s

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option, become the property of Landlord without additional payment to Tenant or credit against Rent be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the expiration or earlier termination of the Term.

21. Holding Over. If Tenant, or anyone claiming under Tenant, fails to vacate and surrender the Premises to Landlord at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over Tenant shall pay Rent at a monthly rate equal to one and one-half (1 1/2) times the sum of the Basic Rent plus Additional Rent payable during the last calendar month of the Term for the entire holdover period, calculated and pro-rated on a daily basis, and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. No holding over by Tenant after the end of the Term shall be construed to extend this Lease. If Tenant fails to vacate and surrender the Premises to Landlord at the end of the Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all losses, costs (including reasonable attorneys’ fees) and liabilities resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to vacate and surrender the Premises to Landlord, and any lost profits to Landlord resulting therefrom. In the event that, prior to the expiration or earlier termination of this Lease, Landlord enters into a third-party lease for all or any portion of the Premises following the expiration or earlier termination of this Lease, Landlord shall use commercially reasonable efforts to deliver to a courtesy notice of the same to Tenant; provided, however, in no event shall any failure by Landlord to provide such notice be deemed a waiver of any of tenant’s obligations or liabilities under this Section 21. In addition, in the event of any holding over, or potential holding over, of the Premises by Tenant, Tenant may elect to send a written notice to Landlord (specifically referencing this Section 21) requesting whether Landlord has entered into a third-party lease for the Premises following the expiration or earlier termination of this Lease, and Landlord shall, within ten (10) business days of its receipt of such notice from Tenant, notify Tenant whether or not Landlord has entered into a third-party lease as of the date of such notice for the Premises following the expiration or earlier termination of this Lease; provided, however, in no event shall any such notice by Tenant to Landlord, or any subsequent notice from Landlord to Tenant (or any failure by Landlord to provide such notice) be deemed a waiver of any of tenant’s obligations or liabilities under this Section 21. Notwithstanding the foregoing, any holding over with the express written consent of Landlord granted to Tenant not less than six (6) months prior to the scheduled expiration of the Term shall constitute this Lease a lease from month to month (and shall not constitute a renewal of this Lease for any further term or an extension of the Term), and Tenant shall pay Rent at a monthly rate equal to (a) for the first thirty (30) days of such holding over, one hundred twenty-five percent (125%) of the sum of the Basic Rent plus the Additional Rent payable during the last calendar month of the Term, calculated and prorated on a daily basis; and (b) thereafter, one hundred fifty percent (150%) of the sum of the Basic Rent plus the Additional Rent payable during the last calendar month of the Term, calculated and pro-rated on a daily basis, and Tenant shall otherwise be subject to all of the terms and conditions of this Lease. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. The provisions of this Section 21 shall survive the expiration or earlier termination of the Term.

22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not materially and unreasonably interfere with Tenant’s access to or occupancy of the Premises, Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof, to enter upon the Premises (after giving Tenant reasonable prior notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building. Noise, dust or vibration or other incidents of construction, shall in no way constitute a constructive eviction of Tenant, affect this Lease or impose any liability on Landlord.

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(b) Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Current and Prospective Insurers, Purchasers, Investors and Mortgagees. To enter the Premises or any portion thereof at all reasonable hours upon at least twenty-four (24) hours’ prior notice (which may be written, delivered by e-mail or oral) to show the Premises or any portion thereof to current or prospective insurers, purchasers, investors or mortgagees and their respective brokers; and

(d) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises or any portion thereof at all reasonable hours to show the Premises or any portion thereof to prospective tenants and their brokers.

(e) General Terms Applicable to Landlord’s Right to Enter the Premises. In connection with any entry by Landlord into the Premises, a representative of Tenant shall accompany Landlord in connection with any such entry to the Premises; provided, however, the foregoing shall not apply in the case of an emergency where a representative of Tenant is not available to accompany Landlord. In addition, Tenant may, by written notice to Landlord, designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In no event, however, shall Tenant shall any right to add locks or to change or otherwise modify any of the locks to any such Secured Areas. Subject to Landlord providing Tenant with reasonable prior notice, Landlord may not enter such Secured Areas, except in the event of an emergency (in which case no prior notice shall be required, but Landlord shall promptly inform Tenant of such entry as soon as reasonably practical thereafter), to perform an inspection, or perform any of Landlord’s duties or work required hereunder, in which case Landlord shall provide Tenant with reasonable notice of the specific date and time of entry (except in the case of an emergency). Tenant acknowledges that janitorial services will not be supplied to any Secured Areas, and that no adjustment of rent will be made as a result of any reduction in janitorial services as a result of any such designation. Notwithstanding anything to the contrary in this Lease, including in this Section 22, Landlord may enter the Premises at any time, without prior notice and without any obligation regarding a representative of Tenant accompanying Landlord, to (i) perform required services, including janitorial; (ii) take possession of the Premises or any portion thereof according to Section 18(b) above; (iii) exercise any of its other rights under Section 18 above; or (iv) post notices of nonresponsibility. Upon entry, Landlord may take such steps, including temporary closure of the Premises or any portion thereof, as are reasonably required to accomplish the purposes set forth in this Section 22. Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord as provided herein shall not be deemed to be a forcible or unlawful entry into or detainer of, or a constructive eviction of Tenant from, any portion of the Premises, and Tenant shall not be entitled to any damages or abatement of Rent in connection with such entry.

23. Substitution Space. Landlord may, at Landlord’s expense, relocate Tenant within the Project to space that is comparable in size, utility and condition to the Premises. Such comparable space shall also have exterior views that are reasonably comparable to those of the Premises, and Landlord shall at Landlord’s sole cost and expense, cause the comparable space to be improved with tenant improvements at least equal in quality to those in the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right, as well as commercially reasonable costs actually paid by Tenant to third parties for making changes to Tenant’s address on its online presence, including without limitation its website, online portals, and social media profiles. Landlord shall give Tenant not less than six (6) month’s prior written notice of any such relocation. In the event of

27	[Cypress Building] [Griptonite, Inc.]

such a relocation, if the comparable space contains less rentable square footage than the then-existing Premises, Tenant’s rental obligations with respect to the comparable space shall be proportionately reduced to reflect such smaller rentable square footage (including, without limitation, an appropriate reduction of the Tenant’s Proportionate Share). In no event shall Tenant’s Rent be increased unless Tenant has requested a space larger than the Premises at the time of notice of relocation or unless Tenant has then currently been in negotiations with Landlord for expansion space. In addition, in the event that as of the date of Landlord’s notice of such relocation to Tenant, or as of the date of the proposed relocation of the Premises, the Premises comprises seventy-five percent (75%) or more of the rentable square footage of the Building, then Landlord shall no right under the terms of this Section 23 to relocate the Premises. Upon such relocation, the relocation space shall be deemed to be the Premises, and the terms of this Lease shall remain in full force and shall apply to the relocation space. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section 23; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within fifteen (15) days after Landlord’s written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate within the time period stated in Landlord’s relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord’s relocation notice, as soon thereafter as the relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then, in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Landlord may terminate this Lease by notifying Tenant thereof at least sixty (60) days prior to the termination date contained in Landlord’s termination notice. Time is of the essence with respect to Tenant’s obligations under this Section 23.

24. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease, in the Project and in any other property referred to herein. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b) Landlord’s Liability. The liability of the Landlord Parties to Tenant (or any person or entity claiming by, through or under Tenant) under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project. Tenant agrees to look solely to Landlord’s interest in the Project for the recovery of any judgment against any Landlord Party. No Landlord Party shall be personally liable for any such judgment, award or deficiency after execution thereon and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 24(b) shall apply equally and inure to the benefit of the Landlord Parties, present and future advisors, beneficiaries, participants, representatives and their respective constituent partners, members, shareholders, trustees, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), member of Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease, nor shall negative capital account of any constituent partner or member in Landlord (or in a constituent member or partner of Landlord) nor any obligation of any constituent member or partner of Landlord (or in any other constituent member or partner of Landlord) to restore a negative capital account or to contribute or loan capital to Landlord (or to any constituent member or partner of Landlord), at any time be deemed to be the property or an asset of Landlord or such other constituent member or partner (and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such a member’s or partner’s obligation to restore or contribute). Notwithstanding any contrary provision herein, no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage, in each case however occurring. The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply. Notwithstanding the foregoing, none of the provisions of this Section 24(b) shall be deemed to release any insurance carrier that insures Landlord’s liability to Tenant or to third parties from any obligation to make any

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payment to Tenant pursuant to any such insurance policy, it being agreed that any release of Landlord for any obligation to Tenant is not intended to and does not release Landlord’s insurance carrier from the obligation of paying such loss on Landlord’s behalf. The provisions of this Section 24(b) shall survive the expiration or earlier termination of the Term.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, Laws or restrictions, or any other causes of any kind whatsoever that are beyond the control of such party; provided, however, that nothing in this Section 24(c) shall (1) permit Tenant to holdover in the Premises after the expiration or earlier termination of this Lease, or (2) excuse any obligation to pay Rent, any of Tenant’s obligations under Section 9 above, or Section 24(u) below, or any of Tenant’s obligations whose nonperformance would interfere with any other occupant’s use, occupancy or enjoyment of its respective premises or the Project.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Studley, Inc. and Washington Partners (collectively, representing Tenant), whose commissions (if any) shall be paid by Landlord pursuant to separate written agreements. Each party acknowledges receipt of a copy of the pamphlet described in RCW 18.86.030(f) entitled “The Law of Real Estate Agency,” as required by Washington Law. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any person designated by Landlord (which may include Landlord), within ten (10) days after Landlord’s request therefor, an estoppel certificate signed by Tenant in favor of such party, confirming and containing such factual certifications and representations as to this Lease as may be reasonably requested, and a written statement from each guarantor of Tenant’s obligations under this Lease consenting, ratifying and confirming its guaranty is in full force and effect. Unless otherwise required by a Landlord’s Mortgagee or a prospective purchaser or mortgagee of, or investor in, the Project, the form of estoppel certificate to be signed by Tenant and statement to be made by each such guarantor shall be in the form attached hereto as Exhibit F. If Tenant does not deliver to Landlord such signed estoppel certificate and/or statement within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser, mortgagee or investor, may conclusively presume and rely upon the following facts: (1) this Lease and the guaranty thereof, if any, is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one (1) monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f) Notices. Except to as otherwise expressly provided in this Lease to the contrary, all notices, consents, approvals, requests and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first-class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, or (3) sent by a nationally recognized overnight courier service; and in any case Landlord shall use commercially reasonable efforts to send a courtesy copy of any such notice via e-mail to Tenant at legal@glu.com (or such other e-mail address as my be specified in a written notice from Tenant to Landlord from time to time). All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible, which clause or provision shall be legal, valid, and enforceable.

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(h) Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by such party, and no custom or practice that may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third-party shall be deemed a third-party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord’s interest hereunder.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(l) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(m) Governing Law. This Lease shall be governed by and construed in accordance with the Laws of the State of Washington.

(n) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease that cannot be cured. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior consent of Landlord.

(o) Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof.

(p) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent, all indemnity obligations and all obligations concerning the condition and repair of the Premises.

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(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements; provided, however, so long as the Tenant under this Lease remains Griptonite, Inc., and Griptonite, Inc. continues to be a wholly-owned subsidiary of Glu Mobile Inc., and Griptonite, Inc.’s financial statements are consolidated with the financial statements of Glu Mobile Inc., then Tenant may satisfy its obligations hereunder by providing to Landlord Glu Mobile Inc.’s most recent financial statements, which may be Glu Mobile Inc.’s annual and quarterly reports if Glu Mobile is then a publicly traded company. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to a Landlord’s Mortgagee or prospective mortgagees or purchasers of, or investors in, the Project, (2) in litigation between Landlord and Tenant, and/or (3) if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 24(q) more than once in any 12-month period unless requested by a Landlord’s Mortgagee or a prospective mortgagee or purchaser of, or investor in, the Project or an Event of Default occurs.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s commercially reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees (subject to any limitations on such fees specifically set forth in this Lease), within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs and commercially reasonable supporting evidence. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law, federal or state securities regulations, or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section 24(s) by Tenant or by any entity or individual to whom the terms and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(t) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the State of Washington, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so, and that no additional approvals or consents from third parties (including without limitation any Landlord’s Mortgagee or any Bankruptcy Court having jurisdiction over the Project) are required in order for this Lease to be effective.

(u) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste that is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 24(w), Landlord may upon five (5) days prior notice to Tenant, or such shorter time required by Law or in order to minimize any hazard to person or property, take

31	[Cypress Building] [Griptonite, Inc.]

any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean-up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials, and Tenant shall reimburse to Landlord an amount equal to Landlord’s costs plus three percent (3%) for overhead which shall be payable within thirty (30) days after Tenant’s receipt of an invoice therefor, together with commercially reasonable supporting evidence. Notwithstanding Landlord’s indemnity contained in Section 11(d) above, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all Claims(including reasonable attorneys’ fees, cost of clean-up investigation and remediation and diminution in the value of the Premises or other portion of the Project) arising from Tenant’s failure to comply with the provisions of this Section 24(u). To the extent that Landlord is held strictly liable by a court or governmental agency of competent jurisdiction, Tenant’s obligation to Landlord under the foregoing indemnification shall likewise be without regard to fault on Tenant’s part. This indemnity provision shall survive the end of the Term.

(v) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	–	Outline of Premises
Exhibit B	–	Description of the Land
Exhibit C	–	Building Rules and Regulations
Exhibit D	–	Tenant Work Letter
Exhibit E	–	Form of Confirmation of Commencement Date Letter
Exhibit F	–	Form of Tenant Estoppel Certificate
Exhibit G	–	Parking
Exhibit H	–	Rent Abatement Provision
Exhibit I	–	Termination Option
Exhibit J	–	Extension Option
Exhibit K	–	Right of First Opportunity
Exhibit L	–	Form of Letter of Credit
Exhibit M	–	Intentionally Omitted
Exhibit N	–	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit O	–	Form of Guaranty

(w) OFAC/FCPA Representation. Neither Tenant nor any of its Affiliates is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money-laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money-laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes. If at any time this representation becomes false, then it shall be considered an Event of Default under this Lease as to which there shall be no right to notice or an opportunity to cure, notwithstanding anything contained in this Lease to the contrary, and Landlord shall have the right to exercise all of the remedies set forth in this Lease including, without limitation, immediate termination of this Lease.

(x) Survival of Obligations. Any obligations of the parties accruing prior to the end of the Term shall survive, and the parties shall promptly perform all such obligations whether or not this Lease has expired or earlier terminated.

32	[Cypress Building] [Griptonite, Inc.]

(y) Reasonable Efforts. Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord excessive financial or other burdens.

(z) Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.

(aa) Business Days. For purposes of this Lease, “Business Days” means all calendar days other than Saturdays, Sundays, and Holidays. If the date for performance of any covenant or obligation under this Lease shall fall on a day that is not a Business Day, then the date for performance thereof shall be deemed to be the next following Business Day.

(bb) Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The captions of Sections are for convenience only and shall not affect the interpretation of such Sections. The word “person”, as used in this Lease, means any natural person or persons in individual or representative capacities and any entity or entities of any kind whatsoever, including, corporations, partnerships and associations, or any combination of persons and entities. Any reference herein to “any part” or “any portion” of the Premises, the Building, the Property, the Project or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, program, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other person claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be.

25. Signage.

(a) Interior Signage. Landlord shall (A) install one (1) Building standard identification sign identifying Tenant on the multi-tenant floor directory, (B) display Tenant’s name on the directory board for the Building located in the lobby of the Building, and (C) install identification signage at the entrance to the Premises. Landlord shall pay for the cost of the initial installation of such permitted signage, and Tenant shall pay for the cost of any changes thereto (which changes shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed).

(b) Monument Sign. Subject to the approval of all applicable governmental authorities, and compliance with all Laws, the Underlying Documents, and the terms of this Section 25(b), Landlord hereby grants Tenant the non-exclusive right to have Tenant’s name, “Griptonite, Inc.” and/or the name of Tenant’s parent corporation, “Glu Mobile Inc.,” but no other markings, displayed on one (1) sign panel of the existing monument sign for the Building (the “Signage Monument”). The design, size, specifications, graphics, materials, colors, lighting (if applicable) and exact location with respect to Tenant’s name sign on the Signage Monument shall be (A) consistent with the other signs (if any) on or to be placed on the Signage Monument and the quality and appearance of the Project and (B) designated by Landlord, subject to the approval of all applicable governmental authorities. Landlord shall install Tenant’s name sign on the Signage Monument at Tenant’s sole cost and expense. Any changes, additions, deletions or modifications to the Monument Signage shall be subject to Landlord’s prior approval (in its sole and absolute discretion) and shall also be at Tenant’s sole cost and expense. In addition, Tenant shall pay to Landlord from time to time, within thirty (30) days after Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence, all other commercially reasonable costs attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of Tenant’s name on the Signage Monument, plus a pro-rata share (determined by Landlord based upon the number of tenant signs on the Signage Monument) of the costs of maintenance, insurance, and repair of the Signage Monument. Landlord shall have the right to relocate, redesign and/or reconstruct the Signage Monument

33	[Cypress Building] [Griptonite, Inc.]

from time to time. The signage rights granted to Tenant under this Section 25(b) are personal to Griptonite, Inc., a Washington corporation, the original Tenant executing this Lease (the “Original Tenant”), and any Permitted Transferee to which Tenant’s entire interest in this Lease has been assigned pursuant to Section 10(h) above, and may not be assigned, voluntarily or involuntarily to, or exercised or used by, any person or entity other than the Original Tenant or such Permitted Transferee, and shall only be available to and exercisable by the Original Tenant, or such Permitted Transferee, as the case may be, when the Original Tenant, or such Permitted Transferee, as the case may be, is in actual and physical possession of one hundred percent (100%) of the Premises; provided, however, a change of the Signage Monument to reflect the name of any such Permitted Transferee or to reflect a change in the name of the Original Tenant shall be permitted so long as the name is not an Objectionable Name. The phrase “Objectionable Name” shall mean any name which relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is inconsistent with the quality of the Building as a Class “A” office building, or which would otherwise reasonably offend landlords of the Comparison Buildings (as defined in Exhibit J). Upon termination or expiration of this Lease, or upon the earlier termination of Tenant’s signage rights under this Section 25(b), Landlord shall have the right to permanently remove Tenant’s (or such Permitted Transferee’s) name sign from the Signage Monument and to restore and repair all damage to the Signage Monument resulting from such removal. Within thirty (30) days of Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence, Tenant shall reimburse Landlord for the commercially reasonable costs and expenses incurred by Landlord in performing such work plus a Landlord’s supervision fee equal to three percent (3%) of such costs and expenses. The immediately preceding sentence shall survive the end of the Term.

(c) Building Exterior Signage. Subject to the approval of all applicable governmental authorities, and compliance with all Laws, the Underlying Documents, and the terms of this Section 25(b), Landlord hereby grants Tenant the non-exclusive right to have Tenant’s name, “Griptonite, Inc.” and/or the name of Tenant’s parent corporation, “Glu Mobile Inc.,” but no other markings, displayed on one (1) exterior sign on the Building entry in the location mutually and reasonably agreed upon by Landlord and Tenant (the “Building Exterior Sign”). The design, size, specifications, graphics, materials, colors, lighting (if applicable) and exact location on the Building shall be (A) consistent with the other signs (if any) on or to be placed on the Building exterior and the quality and appearance of the Project and (B) designated by Landlord, subject to the approval of all applicable governmental authorities. Landlord shall install the Building Exterior Sign at Tenant’s sole cost and expense. Any changes, additions, deletions or modifications to the Building Exterior Sign shall be subject to Landlord’s prior approval (in its sole and absolute discretion) and shall also be at Tenant’s sole cost and expense. In addition, Tenant shall pay to Landlord from time to time, within thirty (30) days after Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence, all other commercially reasonable costs attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of Tenant’s name on the Building Exterior Sign, plus the costs of maintenance, insurance, and repair of the Building Exterior Sign. The signage rights granted to Tenant under this Section 25(b) are personal to the Original Tenant and any Permitted Transferee to which Tenant’s entire interest in this Lease has been assigned pursuant to Section 10(h) above, and may not be assigned, voluntarily or involuntarily to, or exercised or used by, any person or entity other than the Original Tenant or such Permitted Transferee, and shall only be available to and exercisable by the Original Tenant, or such Permitted Transferee, as the case may be, when the Original Tenant, or such Permitted Transferee, as the case may be, is in actual and physical possession of one hundred percent (100%) of the Premises; provided, however, a change of the Building Exterior Sign to reflect the name of any such Permitted Transferee or to reflect a change in the name of the Original Tenant shall be permitted so long as the name is not an Objectionable Name. Upon termination or expiration of this Lease, or upon the earlier termination of Tenant’s signage rights under this Section 25(b), Landlord shall have the right to permanently remove the Building Exterior Sign and to restore and repair all damage to the Building resulting from such removal. Within thirty (30) days of Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence, Tenant shall reimburse Landlord for the commercially reasonable costs and expenses incurred by Landlord in performing such work plus a Landlord’s supervision fee equal to three percent (3%) of such costs and expenses. The immediately preceding sentence shall survive the end of the Term.

34	[Cypress Building] [Griptonite, Inc.]

26. Telecommunications and Communications.

(a) Tenant’s Telecommunications Providers. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building or any other portion of the Project, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to the prior execution and delivery of an access agreement on Landlord’s standard form. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(b) Cable Work. Tenant may install, maintain, replace and remove (collectively, the “Cable Work”) and use any communications or computer wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “Cable(s)”) within or serving the Premises, provided: (1) Tenant shall obtain Landlord’s prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, shall use an experienced, licensed and qualified contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and shall comply with provisions of Section 8 above and shall not interfere with the use of any then-existing Cables within or serving the Building, (2) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (3) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Cables therefor (including riser Cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (4) the Cables shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cables with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (including the electrical room risers and other Common Areas), and (B) at the Cables’ termination point(s), and (5) Tenant shall pay all costs in connection therewith. Landlord shall at all times maintain exclusive control over all risers (including their use) in the Building. Landlord reserves the right to require that Tenant remove any Cables located in or serving the Premises that are installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any applicable Laws or represent a dangerous or potentially dangerous condition, within three (3) days after receipt of notice by Tenant or such longer period of time as is reasonably necessary.

(c) Landlord’s Reserved Rights. Landlord may (but shall not have the obligation to) (i) install new Cables at the Building, (ii) create additional space for Cables at the Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Cables now or hereafter installed at the Building by Landlord, Tenant or any other person. Such rights shall not be in limitation of other rights that may be available to Landlord by Law, in equity or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for such commercially reasonable costs attributable to Tenant, or may include those costs and all other such costs in Operating Costs (including, costs for acquiring and installing Cables and risers to accommodate new Cables and spare Cables, any associated computerized system and software for maintaining records of Cable connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Costs hereunder shall be amortized (including interest on the unamortized cost) over the period of time prescribed by Section 4(b) above.

(d) Removal Obligations. Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Cables within or serving the Premises upon expiration or earlier termination of this Lease. Any Cables not required by Landlord to be removed pursuant to this Section 26(d) shall, at

35	[Cypress Building] [Griptonite, Inc.]

Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove any such Cables as required by Landlord, or violates any other provision of this Section 26, Landlord may, after twenty (20)-days’ notice to Tenant, remove such Cables or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease, at Law or in equity), which amount plus three percent (3%) thereof shall be paid by Tenant within thirty (30) days after Tenant’s receipt of an invoice therefor, together with commercially reasonable supporting evidence. Tenant shall not, without the prior consent of Landlord in each instance (which may be withheld in Landlord’s sole discretion), grant to any third party a security interest in, or lien on, any Cables, and any such security interest or lien granted without Landlord’s consent shall be null and void. Notwithstanding anything to the contrary contained in this Lease, and without limiting the provisions of Section 26(a) above, except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Cable will be free from the following (collectively, “Cable Problems”): (1) any eavesdropping or wire tapping by unauthorized parties, (2) any failure of any Cable to satisfy Tenant’s requirements, or (3) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Cables or by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Cables or any associated equipment, or any other problems associated with any Cable by any other cause. Under no circumstances shall any Cable Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent or otherwise, or relieve Tenant from performance of Tenant’s other obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Cable Problems. The provisions of this Section 26 shall survive the expiration or earlier termination of this Lease.

27. Building Upgrades. Landlord, at its sole cost and expense, shall complete certain building improvements as more particularly set forth in Exhibit D attached hereto.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[Remainder of the Page Left Blank; Signature Page Follows]

36	[Cypress Building] [Griptonite, Inc.]

[Signature Page to the Lease Agreement between Talon Properties Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA, as Landlord, and Griptonite, Inc., a Washington corporation, as Tenant]

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	TALON PORTFOLIO SERVICES, LLC,

a Washington limited liability company,

as General Receiver for W2007 Seattle Office

Bellefield Office Park Realty, LLC,

a Delaware limited liability company,

King County Case No. 12-2-21253-8-SEA

	By:	/s/ William Pollard
	Name:	William Pollard
	Title:	Managing Principal

Execution Date: 06/11/2013

TENANT:	GRIPTONITE, INC., a Washington corporation

	By:	/s/ Eric R. Ludwig
	Name:	Eric R. Ludwig
	Title:	EVP and CFO

Execution Date: June 7, 2013

	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	VP, General Counsel & Corporate Secretary

Execution Date: June 7, 2013

37	[Cypress Building] [Griptonite, Inc.]

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	}
} ss.
COUNTY OF KING	}

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this June 11th, 2013, before me personally appeared WILLIAM R. POLLARD [Insert name of the individual executing the Lease on behalf of Landlord], to me known to be the Managing Principal of Talon Portfolio Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Pamela S. Mattingly
Pamela Mattingly Type or print name

[NOTARY SEAL]

Notary Public in and for the State of WA Residing at Redmond My commission expires: June 29, 2016

38	[Cypress Building] [Griptonite, Inc.]

TENANT ACKNOWLEDGMENT

State of California	)
)
County of San Francisco	)

On June 7, 2013 before me, Diana Polyakov, a Notary Public in and for said State, personally appeared Eric Robert Ludwig who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Diana Polyakov (Notary Seal)

State of California	)
)
County of San Francisco	)

On June 7, 2013 before me, Diana Polyakov, a Notary Public in and for said State, personally appeared Scott Jason Leichtner who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Diana Polyakov (Notary Seal)

39	[Cypress Building] [Griptonite, Inc.]

EXHIBIT A

OUTLINE OF PREMISES

PREMISES

EXHIBIT A 1	[Cypress Building] [Griptonite, Inc.]

EXHIBIT A-1

OUTLINE OF TEMPORARY SPACE1

[1]

The purposes of the diagram set forth in this Exhibit A-1 is to show the approximate location of the Temporary Space only, and such Exhibit A-1 is not meant to constitute an agreement, representation or warranty as to the construction of the Temporary Space, the precise area or layout thereof, or the specific location of any Common Areas. In addition, all of the furniture, fixtures and equipment show on this Exhibit A-1 is for illustrative purposes only, and are not part of (and shall not be provided with) the Temporary Space.

EXHIBIT A 2	[Cypress Building] [Griptonite, Inc.]

EXHIBIT B

DESCRIPTION OF THE LAND

The following described real property in the City of Bellevue, County of King, State of Washington:

Lots 1-4 & Undivided Interest in Tracts A-J, Bellefield Office Park, BSP, Vol. 138, Pgs. 25-29 and Lot 6, Bellefield Office Park, Vol. 119, P. 81-90.

EXHIBIT B 1	[Cypress Building] [Griptonite, Inc.]

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Garage Area, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside any tenant’s leased premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those that are necessary to hang paintings, prints, pictures, or other similar items on the interior walls of any tenant’s leased premises) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials that require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of, and shall be liable for all damage to, articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord, which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than service animals) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

EXHIBIT C 1	[Cypress Building] [Griptonite, Inc.]

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15. Tenant shall not conduct any activity on or about the Premises or Project which will draw pickets, demonstrators, or the like.

16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with tenant’s business operated in such tenant’s leased premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the Garage. Any vehicle parked improperly may be towed away. Tenant, tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of Fifty Dollars ($50.00) to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

18. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

19. Tenant shall not permit its employees, invitees or guests to smoke in such tenant’s leased premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

20. Any requests by Tenant will be attended to only upon application at the office of the property manager located at 1150 114th Avenue, SE, Suite 100, Bellevue, Washington (or such other address as may be designated by Landlord from time to time) (the “Property Management Office”). Employees of the Project shall not perform work or do anything outside their regular duties unless under special instructions from the Property Management Office.

EXHIBIT C 2	[Cypress Building] [Griptonite, Inc.]

EXHIBIT D

TENANT WORK LETTER

Tenant acknowledges and agrees that the Premises have previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its “AS-IS” condition and configuration as of the date of execution of the Lease and on the Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the “Approved Working Drawings” (as defined below) in accordance with the following provisions of this Tenant Work Letter. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit D.

SECTION 1

IMPROVEMENTS

1.1 Construction Drawings for the Premises. Prior to the execution of the Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by JPC Architects, and is dated May 22, 2013 (the “Final Space Plan”). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard components (the “Specifications”) to be used in the construction of tenant improvements (collectively, the “Standard Improvement Package”), which Specifications have been received and reviewed by Tenant. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time. Within three (3) Business Days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3)-Business Day period, specific changes proposed by Tenant that are consistent with the Final Space Plan and do not constitute changes that would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions within three (3) Business Days after Landlord’s receipt of such proposed revisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant; provided, however, that if the Working Drawings are not finally approved by Landlord and Tenant by May 24, 2013, then either Landlord or Tenant may, in its sole discretion, terminate the Lease upon delivery of written notice therefor to the other on or before May 31, 2013. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be referred to as the “Approved Working Drawings”. Tenant shall make no changes, change orders or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements (as defined below) above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the Specifications set forth in the Standard Improvement Package; and/or (iv) require any changes to the base, shell and core work, the Building’s Structure structural improvements or any of the Building’s Systems. The Final Space Plan and Approved Working Drawings shall be collectively referred to herein as the “Construction Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”. Following Landlord’s and Tenant’s approval of the Working Drawings, and the Contractor’s

EXHIBIT D 1	[Cypress Building] [Griptonite, Inc.]

completion of its construction schedule for the Tenant Improvements, Landlord shall deliver a courtesy copy of such construction schedule to Tenant, and thereafter, Tenant may request from time to time that Landlord provide Tenant with a courtesy copy of any revised construction schedule and if Landlord has received such an updated construction schedule from the Contractor, Landlord shall deliver a courtesy copy of the same to Tenant. In addition, following Tenant’s written request following the Substantial Completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of the final costs of the construction of the Tenant Improvements for Tenant’s use solely in connection with the “full value” requirement for Tenant’s property damage insurance under Section 11(a)(B) of this Lease.

1.2 Landlord Work. In addition to the foregoing Tenant Improvements, Landlord shall, at Landlord’s sole cost and expense, construct certain improvements to the Building (including, without limitation, to the Building’s entry lobby) (collectively, the “Landlord Work”), which Landlord Work is set forth more particularly on Schedule 1 attached to this Tenant Work Letter. Unless otherwise expressly set forth on Schedule 1, all such Landlord Work shall be completed to Landlord’s Building standard condition, using Building standard methods, materials and procedures, in Building standard color or colors (if applicable) to be designated by Landlord. Tenant shall make no changes or modifications to the Landlord Work without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

SECTION 2

CONSTRUCTION AND COST OF TENANT IMPROVEMENTS

Landlord and Tenant hereby agree that Landlord shall, at Landlord’s expense (except as provided in this Section 2), cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements and the Landlord Work, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings and the Landlord Work as set forth in Section 1.2 of this Tenant Work Letter, all in compliance with such building permits and all applicable Laws and Restrictions in effect at the time of construction, and in good workmanlike manner; provided, however, in the event that (A) the Approved Working Drawings differ with respect to the quality and quantity of those tenant improvements depicted on the Final Space Plan, and such differences were caused by Tenant’s requests, and/or (B) Tenant shall request any changes or substitutions to any of the Construction Drawings, and such differences, changes and/or substitutions increase the cost of construction of the Tenant Improvements above the cost of the tenant improvements depicted on the Final Space Plan, then Tenant shall pay such excess cost (which shall include a Landlord’s supervision fee equal to three percent (3%) of such excess cost) to Landlord in cash within thirty (30) days after Landlord’s request therefor. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property that may be depicted on the Construction Drawings, all of which items shall be paid for by Tenant.

Notwithstanding the foregoing, Tenant shall be entitled to a one-time allowance (the “Moving Allowance”) in an amount up to One Hundred Five Thousand Eight Hundred Sixteen Dollars ($105,816.00) for the costs reasonably and actually incurred by Tenant and paid to third-parties in connection with its moving into the Premises. The Moving Allowance will be disbursed by Landlord in accordance with Landlord’s standard disbursement procedures, including, without limitation, following Landlord’s receipt of (i) evidence (i.e., invoices, contracts, or other documentation reasonably satisfactory to Landlord) of Tenant’s payment of its moving costs, and (ii) written notice from Tenant requesting such disbursement. In no event shall Landlord be obligated to disburse any amount in excess of the Moving Allowance in connection with any moving costs incurred by Tenant (other than the Additional Moving Allowance provided below). No portion of the Moving Allowance, if any, remaining thirty (30) days after Tenant’s move into the Premises shall be available for use by Tenant.

In the event that the Tenant Improvements are not Substantially Completed by September 30, 2013, and such failure was not due in any part to Tenant Delay (as that term is defined in Section 3.2, below), then in connection with Tenant’s leasing of the Temporary Space as set forth in Section 3(b) of this Lease, Tenant shall be entitled to an additional one-time allowance

EXHIBIT D 2	[Cypress Building] [Griptonite, Inc.]

(the “Additional Moving Allowance”) in an amount up to Fifty-Two Thousand Nine Hundred Eight and No/100 Dollars ($52,908.00) for the additional costs reasonably and actually incurred by Tenant and paid to third-parties in connection with first moving into the Temporary Space and then moving into the Premises. In no event shall any portion of the Additional Moving Allowance be applied towards any cost related to moving into the Temporary Space or Premises that is duplicative of costs related to moving into the Premises or Temporary Space, respectively, unless such costs are separate and distinct costs actually and reasonably incurred by Tenant The Additional Moving Allowance will be disbursed by Landlord in accordance with Landlord’s standard disbursement procedures applicable to the Moving Allowance as set forth above. In no event shall Landlord be obligated to disburse any amount in excess of the Additional Moving Allowance in connection with any costs incurred by Tenant (other than the Additional Moving Allowance provided below). No portion of the Additional Moving Allowance, if any, remaining thirty (30) days after Tenant’s move into the Premises shall be available for use by Tenant.

SECTION 3

SUBSTANTIAL COMPLETION

3.1 Substantial Completion. For purposes of the Lease, including this Work Letter, “Substantial Completion” (and any correlative variations thereof) of the Tenant Improvements shall be deemed to be that date upon which (i) Landlord has obtained the approvals and/or permits from the applicable governmental authority that are required for Tenant’s occupancy and use of the Premises for the Permitted Use (e.g., a certificate of occupancy, a temporary certificate of occupancy, or the legal equivalent of either); and (ii) the Tenant Improvements are completed pursuant to the Approved Working Drawings, with the exception of any “Punch List Items” (as defined below), and any finish items and materials that are selected by Tenant, but that are not available within a reasonable time give the Estimated Delivery Date. For the purposes of this Work Letter, the term “Punch List Items” shall mean minor details of construction or decoration or mechanical adjustments that can reasonably be corrected or competed after the date Tenant commences its operations within the Premises without causing substantial interference with Tenant’s operations therein.

3.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements as a direct, indirect, partial, or total result of any of the following (individually, a “Tenant Delay”, and collectively, “Tenant Delays”):

(i) Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

(ii) a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

(iii) Tenant’s request for changes in any of the Construction Drawings, or to any of the Landlord Work;

(iv) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the Estimated Delivery Date, or which are different from, or not included in, the Standard Improvement Package;

(v) any changes in the Construction Drawings, the Tenant Improvements, and/or the Landlord Work required by applicable Laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized Tenant Improvements (as reasonably determined by Landlord);

(vi) changes to the base, shell and core work, the Building’s Structure, including the base, shell and core thereof, or the Building’s Systems required by the Approved Working Drawings;

(vii) the installation of the HVAC on/off system described in Section 7(a) of this Lease; or

(vii) any other acts or omissions of Tenant, or its agents or employees;

EXHIBIT D 3	[Cypress Building] [Griptonite, Inc.]

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion of the Premises, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay or Tenant Delays, as set forth above, had occurred.

SECTION 4

MISCELLANEOUS

4.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with Contractor’s work at the Project or in the Premises, at Landlord’s reasonable discretion Contractor shall allow Tenant access to the Premises from and after the Lease Date and prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 4.1, (i) Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry, and (ii) Tenant shall deliver to Landlord the policies or certificates evidencing each contractor’s/subcontractor’s insurance as required under the terms of Section 8(c) of this Lease and Tenant’s insurance as required under the terms of Section 11(a) of this Lease. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s contractors (including the Contractor), agents or representatives in performing work at the Project or in the Premises, or interfere with the general operation of the Project or any portion thereof. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as reasonably directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvements, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building or other Project services, Tenant shall reimburse Landlord for such extra costs and/or shall pay Landlord for such Building or other Project services, as the case may be, at Landlord’s standard rates then in effect within thirty (30) days of Tenant’s receipt of an invoice from Landlord, together with commercially reasonable supporting evidence. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or any portion thereof and against injury to any persons caused by Tenant’s actions pursuant to this Section 4.1.

4.2 Tenant’s Representative. Tenant has designated Mr. Jack Beaudoin as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Tenant shall have the right to change its designated representative from time to time upon written notice to Landlord.

4.3 Landlord’s Representative. Landlord has designated Mr. Charlie Foushee as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

EXHIBIT D 4	[Cypress Building] [Griptonite, Inc.]

4.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant as described in Section 17 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage as set forth in Section 3.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease or this Work Letter (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant as described in Section 17 of the Lease or any default by Tenant under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

4.6 Deliveries Upon Completion. Upon completion of the Tenant Improvements, Landlord shall submit to Tenant (i) two (2) complete sets of as-built plans [one (1) of which shall be reproducible] and specifications describing all portions of the Tenant Improvements and indicating any material changes from the Approved Working Drawings, if any, made during the course of the performance of the Tenant Improvements; and (ii) warranties from the Contractor for not less than one (1) year against defects in workmanship, materials and equipment.

EXHIBIT D 5	[Cypress Building] [Griptonite, Inc.]

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                    , 20

[Insert name and address of Tenant]

Re:	Lease Agreement (the “Lease”) dated , 20 , between Talon Portfolio Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA (“Landlord”), and Griptonite, Inc., a Washington corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punch-list items described on Exhibit A hereto (the “Punch-list Items”), and except for such Punch-list Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is             , 20    .

3. Expiration Date. The Term is scheduled to expire on the last day of the             th full calendar month of the Term, which date is             , 20        .

4. Contact Person. Tenant’s contact person in the Premises is:

                ________________________

                ________________________

                ________________________

Attention:

Telephone:     -    -

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that as of the date hereof, it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, setoffs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State of Washington.

EXHIBIT E 2	[Cypress Building] [Griptonite, Inc.]

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

[PROPERTY MANAGEMENT COMPANY SIGNATURE BLOCK], on behalf of Landlord

, a _____________________________ [Insert jurisdiction in which the Property Management Company is organized and type of entity]

By:
Name:
Title:

Agreed and accepted:

GRIPTONITE, INC., a Washington corporation

By:

Name:

Title:

EXHIBIT E 2	[Cypress Building] [Griptonite, Inc.]

EXHIBIT A TO EXHIBIT E

PUNCH-LIST ITEMS

Please insert any punch-list items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT E 3	[Cypress Building] [Griptonite, Inc.]

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (as defined below) between Talon Portfolio Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA, as Landlord, and the undersigned as Tenant, for the Premises commonly known as Suite 100 of the office building located at 1500 114th Avenue SE, Bellevue, Washington, and commonly known as the Cypress Building, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of             , 20    between Tenant and Landlord and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on             , 20            and the Term expires, excluding any renewal options, on             , 20    , and Tenant has no option, right of first refusal or other right to purchase all or any part of the Premises or the Project or interest therein, or any option to terminate or cancel the Lease, except as expressly set forth in the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Basic Rent is $            .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located if required by law and that Tenant has full right and authority to execute and deliver this Tenant Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

EXHIBIT F 1	[Cypress Building] [Griptonite, Inc.]

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used, stored, or released any hazardous substances in the Premises.

12. All tenant improvement work and other improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

13. Tenant’s current address for receipt of notices, elections, demands or other communications is             .

Tenant acknowledges that this Tenant Estoppel Certificate may be delivered to Landlord’s current and prospective mortgagees, trust deed holders, ground lessors and/or investors, or prospective purchasers, or investors or any of their respective lenders, and acknowledges that it recognizes that if so delivered, in addition to Landlord, said mortgagees, trust deed holders, ground lessors, investors or purchasers, and their respective lenders, successors and assigns will be relying upon the statements contained herein in disbursing loan advances or making a new loan or investing in or acquiring the property of which the Premises are a part, and/or in accepting an assignment, of the Lease documents as collateral security, and that receipt by it of this Tenant Estoppel Certificate is a condition of making of the loan, disbursing loan proceeds, or investing in, or acquiring, such property. Tenant hereby agrees to execute such other and further estoppel certificates as any of Landlord’s current or prospective mortgagees, trust deed holders, ground lessors, investors, purchasers or any of their respective lenders, successors or assigns may reasonably require.

TENANT:

_______________________________________,
[Insert name of Tenant]
a _______________________________________
[Insert jurisdiction in which Tenant is organized and type of entity]

By:
Name:
Title:

GUARANTOR:

,
[Insert name of Guarantor]
a _______________________________________
[Insert jurisdiction in which Guarantor is organized and type of entity]

By:
Name:
Title:

Executed as of             , 20    .

EXHIBIT F 2	[Cypress Building] [Griptonite, Inc.]

EXHIBIT G

PARKING

(1) Tenant’s Parking Spaces. Landlord hereby agrees to license to Tenant, and Tenant shall have the right, but not the obligation, to use without any charge, throughout the Term of the Lease, non-exclusive, unreserved, first-come first-served parking spaces in a total amount equal to four and one-half (4 1/2) parking spaces per each 1,000 rentable square feet of the Premises (collectively, “Tenant’s Parking Spaces”) in the Project’s parking facilities (collectively, the “Garage”), subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Garage. Such Tenant’s Parking Spaces shall be allocated as follows: Tenant shall have the right to license up to a maximum of one (1) parking space per each 1,000 rentable square feet of the Premises in the covered parking portion of the Garage, and Tenant’s remaining allocation of parking spaces as set forth herein shall be in the surface portions (uncovered) of the Garage. Tenant’s license of such parking spaces shall be without charge (excepting only any parking taxes or other charges imposed by governmental authorities in connection with the use of such parking as more particularly contemplated below).

(2) Conditions on Use. The use by Tenant, its employees, suppliers, shippers or customers and invitees, of the Garage shall be on the terms and conditions established by Landlord (or Landlord’s agent), and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated for such activities by Landlord. Tenant shall not store or permit its employees to store any automobiles in the Garage, without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage, overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile. If Tenant permits or allows any of the prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable within thirty (30) days of Tenant’s receipt of an invoice from Landlord, together with reasonable supporting evidence. Tenant shall have no right to assign or sublicense any of its rights in Tenant’s Parking Spaces, except as part of a permitted assignment of this Lease or a sublease of the Premises. Landlord shall have the right to terminate Tenant’s rights hereunder (including termination of any parking agreement related thereto) with respect to any of Tenant’s Parking Spaces that Tenant desires to sublicense or assign except as part of a permitted assignment of this Lease or a sublease of the Premises. Landlord may, in its discretion, allocate and assign parking spaces in the Garage among Tenant and other tenants and occupants in the Project so long as Tenant has access to Tenant’s Required Parking Spaces. Landlord shall also have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, Tenant’s Parking Spaces and the use thereof, including rules and regulations controlling the flow of traffic to and from various areas of the Garage, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions hereof. Landlord may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord shall provide Tenant with one (1) card or key for each of Tenant’s Parking Spaces, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys. Tenant’s use of the Garage shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage or theft of any vehicles or other property occurring in the Garage, regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage, or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Unreserved Spaces shall be at the sole risk of Tenant and its employees. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Garage and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent

EXHIBIT G 1	[Cypress Building] [Griptonite, Inc.]

under this Lease, from time to time, close off or restrict access to the Garage or relocate Tenant’s parking to other parking structures and/or surface parking areas within a reasonable distance of the Project, for purposes of permitting or facilitating construction, repair, maintenance, alteration or improvements with respect to the Garage, or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located at the Project or at the location of the Garage, as the case may be, or if required as a result of any Force Majeure events. No deductions or allowances shall be made for any days when Tenant and/or any of its employees does not utilize the Garage or any of Tenant’s Parking Spaces. Landlord may delegate its responsibilities hereunder to a parking operator, in which case such parking operator shall have all the rights of control attributed hereby to Landlord. If requested by Landlord, Tenant shall execute and deliver to Landlord or the parking operator, as applicable, the standard parking agreement used by Landlord or the parking operator for the Parking Spaces. Landlord shall have no liability for claims arising through acts or omissions of any such parking operator, except as otherwise provided in this Lease.

EXHIBIT G 2	[Cypress Building] [Griptonite, Inc.]

EXHIBIT H

RENT ABATEMENT PROVISION

Basic Rent shall be conditionally abated during the first (1st) through fourth (4th) full calendar months of the initial Term as well as during the forty-ninth (49th) through fifty-first (51st) full calendar months of the initial Term (collectively, the “Abatement Period”). As provided in this Lease, Tenant shall, contemporaneously with its execution of this Lease, pay to Landlord Basic Rent for the fifth (5th) month of the Term; thereafter, Tenant shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor. The amount of Basic Rent conditionally abated for the Abatement Period pursuant to this Exhibit H shall be referred to herein as the “Abated Rent”. Landlord and Tenant acknowledge that the aggregate amount of the Abated Rent equals $287,687.26 (i.e., four (4) months at $38,578.75 per month and three (3) months at $44,457.42 per month).

The Abated Rent provided for in this Exhibit H is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs and this Lease is terminated as a result thereof, then the Abatement Period provided for in this Exhibit H shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of the Abated Rent; provided, however, that if such Event of Default occurs prior to the Termination Date, then the Abated Rent shall only equal $154,315.00.

EXHIBIT H 1	[Cypress Building] [Griptonite, Inc.]

EXHIBIT I

TERMINATION OPTION

(a) Generally. Subject to the terms and conditions set forth in this Exhibit I, Tenant shall have the one-time right (the “Termination Option”) to terminate this Lease and surrender to Landlord, as of the Termination Date, the Premises in accordance with the provisions of this Exhibit I. The “Termination Date” shall mean the last day of the forty-eighth (48th) full calendar month of the initial Term. Tenant shall only have the right to exercise such Termination Option in the event that: (i) no Event of Default exists as of the date Tenant exercises the Termination Option and as of the Termination Date, and (ii) Tenant has not exercised any of its rights under Exhibit K of this Lease to lease any First Opportunity Space at any time following the last day of the twenty-fourth (24th) full calendar month of the initial Term. In the event that Tenant does exercise its rights under Exhibit K of this Lease to lease any First Opportunity Space at any time following the last day of the twenty-fourth (24th) full calendar month of the initial Term, then this Exhibit I shall automatically terminate and be of no further force or effect.

(b) Exercise of Termination Option. Tenant may exercise the Termination Option only by (i) delivering to Landlord irrevocable notice of such exercise (the “Termination Notice”) on or before the last day of the thirty-sixth (36th) full calendar month of the initial Term (and no earlier than the first day of the twenty-fifth (25th) full calendar month of the initial Term) and (ii) together with the Termination Notice, paying to Landlord an amount equal to Three Hundred Sixty-Four Thousand Three Hundred Thirty-Three and No/100 dollars ($364,333.00) (the “Termination Payment”). If Tenant shall fail timely to deliver the Termination Notice, or timely to pay the Termination Payment, then the Termination Right shall be null and void and Tenant shall have no further rights under this Exhibit H.

(c) Effectiveness of Termination. If Tenant timely exercises the Termination Option and timely pays the Termination Payment, then effective as of the Termination Date, the Term shall end and expire and Tenant’s estate in and possession of the Premises shall terminate and be wholly extinguished with the same force and effect as if such date were initially set forth in the Lease as the Expiration Date. On the Termination Date, Tenant shall surrender and deliver vacant possession of the Premises to Landlord in the condition required by the Lease as if such date were the Expiration Date. If Tenant fails to surrender, vacate and deliver to Landlord possession of the Premises in such condition on the Termination Date, then Tenant shall be deemed to be a holdover in the Premises and Landlord shall have the right to exercise any of its rights and remedies at law and in equity (including, without limitation, its rights and remedies under Section 22 of this Lease). In the event that Tenant exercises such Termination Option, then effective as of the date of Tenant’s notice of such exercise, (i) Tenant’s right to exercise the Extension Option set forth in Exhibit J of this Lease shall automatically terminate (and Exhibit J of this Lease shall automatically terminate and be of no further force or effect), and (ii) Tenant’s right to exercise the Right of First Opportunity set forth in Exhibit K of this Lease shall automatically terminate (and Exhibit K of this Lease shall automatically terminate and be of no further force or effect).

EXHIBIT I 1	[Cypress Building] [Griptonite, Inc.]

EXHIBIT J

EXTENSION OPTION

(1) Option Terms. Subject to the terms and conditions set forth below, Tenant shall have one (1) option (an “Extension Option”) to extend the Term for a period of five (5) years (the “Option Term”). If Tenant properly exercises the Extension Option, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Term, including provisions regarding payment of Rent, which shall remain payable on the terms herein set forth, except that (a) the Basic Rent payable by Tenant during the Option Term shall be as calculated in accordance with Section 3 and Section 4 below, (b) Tenant shall continue to possess and occupy the Premises in their existing condition, “as is” as of the commencement of such Option Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises or the Project, and (c) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the Option Term.

(2) Exercise. To exercise the Extension Option, Tenant must deliver an irrevocable, unconditional binding notice to Landlord (“Exercise Notice”) not sooner than twelve (12) months, nor later than nine (9) months, prior to the Expiration Date, the time of such exercise being of the essence. If Tenant fails to timely give its notice of exercise with respect to the Extension Option, Tenant will be deemed to have waived the Extension Option.

(3) Market Rate Calculation. The Basic Rent payable by Tenant for the Premises during the Option Term shall be equal to ninety-five percent (95%) of the Market Rate (as defined below) for the Premises, valued as of the commencement of the Option Term (and the Basic Rent payable by Tenant for the First Opportunity Space leased by Tenant after the Initial 6-month Period (as such term is defined in, and pursuant to, Exhibit K) for the initial lease term therefor, shall be equal to the Market Rate), determined in the manner hereinafter provided. As used herein, the term “Market Rate” shall mean the annual amount of Basic Rent at which tenants, as of the commencement of the Option Term (or, in the case of determining the Market Rate for the First Opportunity Space, if applicable, upon the date Landlord delivers to Tenant the First Opportunity Notice for the First Opportunity Space, if applicable, as the case may be), are leasing non-sublease, non-encumbered, non-equity space under then-prevailing ordinary rental market practices (e.g., not pursuant to extraordinary rental, promotional deals or other concessions to tenants that deviate from what is the then-prevailing ordinary practice), at arm’s length, that is comparable to the Premises (or the First Opportunity Space, if applicable, as the case may be) within the Building or other comparable first-class office buildings in the South Bellevue submarket of Washington, defined as the geographical area with borders of Main Street to the north, I-90 to the south, I-405 to the east and Lake Washington to the west (the “Comparison Buildings”), based upon binding lease transactions for tenants in the Comparison Buildings that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Option Term (or the First Opportunity Term, if applicable, as the case may be) (the “Comparison Leases”); provided, however, that Comparison Leases with respect to the Option Term shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the Option Term (or the First Opportunity Term, if applicable, as the case may be) compared to the lease term of the Comparison Leases; (b) rental structure, including, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, annual rent adjustments, escalation provisions, all other payments and escalations; (c) the size of the Premises (or the First Opportunity Space, if applicable, as the case may be) compared to the size of the premises of the Comparison Leases; (d) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (e) the age and quality of construction of the buildings; and (f) leasehold improvements and/or allowances, taking into account the value of existing leasehold improvements to the existing tenant. In addition, the determination of the Market Rent with respect to any First Opportunity Space, if required, shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations for the First Opportunity Space during

EXHIBIT J 1	[Cypress Building] [Griptonite, Inc.]

the corresponding First Opportunity Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Lease upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

(4) Basic Rent Determination. The Basic Rent payable by Tenant for the Premises during the Option Term (or the First Opportunity Space during the First Opportunity Term, if and as applicable) shall be determined as follows:

(a) If Tenant provides Landlord with its Exercise Notice, then, prior to the commencement of the Option Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (1) that Tenant accepts Landlord’s proposal or (2) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Section 4(b) through 4(d) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.

(b) If Tenant timely elects to submit the determination of Market Rate to arbitration (or, with respect to the First Opportunity Space, if required, Tenant timely and appropriately objects in Tenant’s Election Notice to the Market Rate for the First Opportunity Space for the initial lease term therefor as set forth in the First Opportunity Notice pursuant to clause (c) of Exhibit J), Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration (or if Tenant accepts Landlord’s initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Basic Rent for the Option Term (or the First Opportunity Term, if applicable, as the case may be); provided, however, that an otherwise valid exercise of an Extension Option (or the Right of First Opportunity shall be fully effective whether or not such amendment is executed and delivered. If Landlord and Tenant are unable to agree on the Market Rate within such thirty (30)-day negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Sections 4(c) and 4(d) below.

(c) Within fifteen (15) days after the exchange of estimates, the parties shall select as an arbitrator an independent member of the Appraisal Institute who has been active during the fifteen (15) year period ending on the date of such appointment in appraising leases of office space in Comparison Buildings, and who has not previously been employed in any capacity by either Landlord or Tenant (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within ten (10) days after the expiration of such fifteen (15)-day period, each shall select a Qualified Appraiser and within ten (10) days thereafter the two (2) appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the first ten (10)-day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

(d) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

EXHIBIT J 2	[Cypress Building] [Griptonite, Inc.]

(e) Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Exhibit J, Tenant’s monthly payments of Basic Rent shall be in an amount equal to the lesser of (i) Landlord’s determination of the Market Rent (as set forth in Landlord’s proposal set forth in Section 4(a), above), and (ii) an amount equal to the product of the Basic Rent in effect prior to the Expiration Date and one hundred three percent (103%). Landlord’s determination of the Market Rate. Within ten (10) Business Days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Basic Rent theretofore paid.

(5) Rights Personal to Tenant. The Extension Option is personal to, may be exercised only by, the Tenant originally named in this Lease (the “Original Tenant”) or by a Permitted Transferee to whom Original Tenant’s entire interest in this Lease or the Premises has been transferred in a Permitted Transfer under the terms of Section 10(h) of this Lease, shall not be assigned or otherwise transferred, voluntarily or involuntarily to, or exercised by, any person other than the Original Tenant or such Permitted Transferee, and shall only be exercisable if the Original Tenant or such Permitted Transferee occupies at least eighty percent (80%) of the Premises at the time Landlord receives the Exercise Notice and at the commencement date of the Option Term. If the Original Tenant shall transfer this Lease (or any interest therein), or an aggregate of more than twenty percent (20%) of the Premises (other than a transfer of its entire interest in this Lease or the Premises to a Permitted Transferee pursuant to a Permitted Transfer), then simultaneously with such transfer Tenant’s Extension Option shall terminate and be of no further force or effect. No transferee of Tenant’s interest in this Lease (or any interest therein) or any portion of the Premises (other than a Permitted Transferee to whom Original Tenant’s entire interest in this Lease or the Premises has been transferred in a Permitted Transfer) shall have any right to exercise the option right set forth in this Exhibit J.

(6) Conditions of Exercise. Notwithstanding anything in this Exhibit J to the contrary, if an Event of Default has occurred at the time the Tenant’s Exercise Notice is received by Landlord, or at any time thereafter until the commencement of the Option Term, or if an Event of Default has occurred at any time prior to Landlord’s receipt of Tenant’s Exercise Notice, Landlord shall have the right, in addition to all of its other rights and remedies under this Lease (but not the obligation), to unilaterally revoke Tenant’s exercise of the Extension Option by giving written notice of such revocation to Tenant within ten (10) business days after the later of the occurrence of such Event of Default or Landlord’s receipt of Tenant’s Exercise Notice, in which case this Lease shall expire on the Expiration Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Term.

EXHIBIT J 3	[Cypress Building] [Griptonite, Inc.]

EXHIBIT K

RIGHT OF FIRST OPPORTUNITY

(1) Right of First Opportunity. During the period from and after the date of execution of this Lease through the initial Term of this Lease (the “First Opportunity Period”), Tenant shall have a right of first opportunity (“Right of First Opportunity”) to lease any available rentable space located in the Building, and to the extent that no further rentable space remains in the Building, then in the adjacent building located at 1450 114th Avenue SE and commonly known as the “Conifer Building” (each such space a “First Opportunity Space”), in accordance with, and subject to, the terms and conditions set forth in this Exhibit K in the event that the First Opportunity Space becomes “available for lease to third parties” (as defined below) and Landlord receives a request for proposal, a letter of intent, or a similar offer for the leasing of such space from a qualified third party (a “Third Party Offer”). For purposes hereof, a First Opportunity Space shall become “available for lease to third parties” if (a) Landlord is free to lease the space to the general public unencumbered by any renewal rights, extension rights, expansion rights, rights of First Opportunity, rights of first refusal or other similar rights in favor of other tenants in the Project; and (b) Landlord intends to market the space to the general public (i.e., the space will not be occupied by Landlord, any of its Affiliates or successors, or by an existing tenant of the space, whether or not the renewal or extension of the existing tenant’s lease is pursuant to an express written provision in such tenant’s lease, and without regard to whether such renewal or extension is characterized by the parties thereto as a “renewal”, “extension” or “new lease”) (all of the foregoing described in clauses (a) and (b) being herein collectively referred to as “Superior Rights”). In the event that Tenant exercises its Termination Option as provided in Exhibit I of this Lease, this Exhibit K shall automatically terminate and be of no further force or effect.

(2) First Opportunity Notice. Landlord shall give Tenant written notice (a “First Opportunity Notice”) at such time as (i) a First Opportunity Space will or has become available to third parties (as such availability is determined by Landlord) pursuant to the terms of Tenant’s Right of First Opportunity, as set forth in this Exhibit K, and (ii) Landlord has received a Third Party Offer with respect to such First Opportunity Space. In no event shall Landlord be obligated to provide Tenant with a First Opportunity Notice with respect to any commercially marketable space in the Conifer Building to the extent there remains any space in the Building that is available for lease to third parties. A First Opportunity Notice may be conditioned on the failure of a holder of Superior Rights to lease all or any portion of the First Opportunity Space identified in such First Opportunity Notice. The First Opportunity Notice shall set forth the material economic terms upon which Landlord would be prepared to lease such First Opportunity Space to Tenant for the remainder of the Term (the “Economic Terms”), including, without limitation (a) the anticipated date upon which possession of such First Opportunity Space will be available (the “Anticipated Delivery Date”), (b) the tenant improvements, if any, Landlord proposes to install, and/or tenant improvements allowance Landlord proposes to pay, if any, for such First Opportunity Space, if any, (c) a good faith proposal of the Basic Rent for such First Opportunity Space, which shall be equal to the Market Rate for the First Opportunity Space (except to the extent provided otherwise in Section (5) of this Exhibit K), and (d) any other material economic conditions or provisions relating to the leasing of such First Opportunity Space that vary from the provisions of this Lease. The term of the lease for the First Opportunity Space (the “First Opportunity Term”) shall terminate concurrently with the Term of this Lease; provided, however, that if as of the Anticipated Delivery Date, there will be less than three (3) years remaining on the Term, then at Landlord’s option Tenant’s leasing of the First Opportunity Space shall be for a term of three (3) years unless Tenant has exercised or later exercises the Extension Option hereunder, in which event Tenant’s lease of the First Opportunity Space after the expiration of such three (3) year term shall automatically be extended to be coterminous and the annual Basic Rent payable for the First Opportunity Space shall be calculated in accordance with Exhibit J attached hereto as part of the “Premises”.

(3) Procedure for Acceptance. On or before the date that is ten (10) business days after Tenant’s receipt of a First Opportunity Notice (the “Election Date”), Tenant may, at its option, deliver an irrevocable, unqualified, unconditional notice to Landlord electing to lease the First Opportunity Space identified in such First Opportunity Notice upon the terms set forth in the First Opportunity Notice (“Tenant’s Election Notice”); provided, however, Tenant may

EXHIBIT K 1	[Cypress Building] [Griptonite, Inc.]

object in Tenant’s Election Notice to the Market Rate for such First Opportunity Space as set forth by Landlord in such First Opportunity Notice, in which case the arbitration provisions of Exhibit J shall apply to determine the Market Rate (if Tenant fails to timely object to Landlord’s determination of the Market Rate in Tenant’s Election Notice, Tenant shall be deemed to have accepted same, and the arbitration provisions of Exhibit I shall not apply with respect thereto). Tenant may exercise its Right of First Opportunity only with respect to all of the First Opportunity Space identified in such First Opportunity Notice and only upon the terms set forth in the First Opportunity Notice. If Tenant does not deliver Tenant’s Election Notice to Landlord on or before the Election Date, then Tenant shall have no further rights hereunder to lease the particular First Opportunity Space identified in a First Opportunity Notice. Time is of the essence of this provision and Tenant acknowledges and agrees that Landlord will have no obligation to lease to Tenant any First Opportunity Space identified in a First Opportunity Notice if Tenant does not deliver Tenant’s Election Notice to Landlord on or before the Election Date. Any qualified or conditional acceptance by Tenant of a First Opportunity Notice shall be deemed to be a counter-offer to, and a rejection of, such First Opportunity Notice. If Tenant’s Election Notice is not a written, unqualified, unconditional, irrevocable acceptance of the First Opportunity Notice, or is not delivered on or before 5:00 p.m. on the Election Date, then Tenant shall be deemed to have rejected the First Opportunity Notice. If Tenant rejects or is deemed to have rejected a First Opportunity Notice for any reason, the Right of First Opportunity shall automatically terminate and be of no further force or effect with respect to the particular First Opportunity Space identified therein and Landlord shall thereafter have the right to lease all or any portion of such First Opportunity Space for a period of twelve (12) months immediately following such rejection or deemed rejection, to any person on any terms and conditions Landlord desires (including terms and conditions more favorable than the terms and conditions set forth in such First Opportunity Notice) free of any rights of Tenant under this Exhibit K, and in the event that following the expiration of such twelve (12) month period, all or any portion of the First Opportunity Space shall remain un-leased to third-parties, then Tenant’s rights under this Exhibit K with respect to such First Opportunity Space shall renew.

(4) Basic Rent for First Opportunity Space That is Leased by Tenant During the First Six Months of the Initial Term. Notwithstanding any contrary terms set forth in Section (4) above, or in Exhibit J, the Basic Rent payable by Tenant with respect to any First Opportunity Space (on a per rentable square foot basis) that Tenant elects to Lease as provided in this Exhibit K during the first six (6) months of the initial Term of this Lease shall be at the same rate (calculated on a per rentable square foot basis) as is then applicable to the initial Premises leased under this Lease, and thereafter throughout the initial Term, such Basic Rent shall increase concurrently (and at the same rate calculated on a per rentable square foot basis) with the Basic Rent increases applicable to the initial Premises leased under this Lease as set forth in the Basic Lease Information of this Lease.

(5) Amendment to Lease. If Tenant delivers a Tenant’s Election Notice prior to the Election Date, Landlord shall prepare and Tenant shall promptly execute an amendment to this Lease to add the First Opportunity Space upon the terms set forth in the First Opportunity Notice, and to modify the applicable provisions of this Lease to reflect the changes in the Rent, area of the Premises, Tenant’s Proportionate Share and other appropriate terms.

(6) Additional Conditions of Exercise. Notwithstanding any provision of this Exhibit K to the contrary, if an Event of Default has occurred either at the time a First Opportunity Notice would otherwise be required to be sent under this Exhibit K, or any other time following Tenant’s exercise of its right to lease First Opportunity Space and prior to the date upon which possession of such First Opportunity Space is to be delivered to Tenant, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate Tenant’s rights under this Exhibit K by giving written notice of such termination to Tenant within ten (10) business days after the occurrence of such Event of Default, and in such event Landlord shall not be required to deliver the First Opportunity Notice or to deliver possession of such First Opportunity Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Exhibit K shall automatically terminate on the Expiration Date. Nothing contained in this Exhibit K shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant of the First Opportunity Space, to withhold the First Opportunity Space from the market, or to take any other action or omit to take any other action in order to make the First Opportunity Space available to Tenant.

EXHIBIT K 2	[Cypress Building] [Griptonite, Inc.]

(7) Rights Personal to Tenant. The Right of First Opportunity is personal to, may be exercised only by, the Original Tenant or by a Permitted Transferee to whom Original Tenant’s entire interest in this Lease or the Premises has been transferred in a Permitted Transfer under the terms of Section 10(h) of this Lease, shall not be assigned or otherwise transferred, voluntarily or involuntarily to, or exercised by, any person other than the Original Tenant or such Permitted Transferee, and shall only be exercisable if the Original Tenant or such Permitted Transferee occupies at least eighty percent (80%) of the Premises at the time of such exercise and at the time the First Opportunity Space identified therein is to be added to the Premises as provided in this Exhibit K. If the Original Tenant shall transfer this Lease (or any interest therein), or an aggregate of more than twenty percent (20%) an aggregate of more than twenty percent (20%) of the Premises (other than a transfer of its entire interest in this Lease or the Premises to a Permitted Transferee pursuant to a Permitted Transfer), then simultaneously with such transfer Tenant’s Right of First Opportunity shall terminate and be of no further force or effect. No transferee of Tenant’s interest in this Lease (or any interest therein) or any portion of the Premises (other than a Permitted Transferee to whom Original Tenant’s entire interest in this Lease or the Premises has been transferred in a Permitted Transfer) shall have any right to lease First Opportunity Space pursuant to this Exhibit K.

EXHIBIT K 3	[Cypress Building] [Griptonite, Inc.]

EXHIBIT L

FORM OF LETTER OF CREDIT

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: GRIPTONITE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:             , 20

BENEFICIARY:

TALON PORTFOLIO SERVICES, LLC,

A WASHINGTON LIMITED LIABILITY COMPANY,

AS GENERAL RECEIVER FOR

W2007 SEATTLE OFFICE BELLEFIELD OFFICE PARK REALTY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

1800 NINTH AVENUE, SUITE 1600

SEATTLE, WASHINGTON 98101

ATTENTION: LEASE ADMINISTRATION

AS “LANDLORD”

APPLICANT:

GRIPTONITE, INC.

45 FREMONT STREET, SUITE 2800

SAN FRANCISCO, CA 94103

AS “TENANT”

AMOUNT: US$500,000.00 ([INSERT AMOUNT IN WORDS AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:             , 20

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF            IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)	“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY GRIPTONITE, INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD, AND THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT.”

EXHIBIT L 1	[Cypress Building] [Griptonite, Inc.]

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

OR

(C)	“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF SILICON VALLEY BANK’S ELECTION TO TERMINATE STANDBY LETTER OF CREDIT NO. SVBSF AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST TEN (10) DAYS FOLLOWING DEMAND THEREFOR FROM APPLICANT.”

OR

(D)	“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED INFORMATION THAT SILICON VALLEY BANK IS NO LONGER AN ELIGIBLE INSTITUTION (AS THAT TERM IS DEFINED IN THE LEASE AGREEMENT.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND             , 20            , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

EXHIBIT L 2	[Cypress Building] [Griptonite, Inc.]

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

EXHIBIT L 3	[Cypress Building] [Griptonite, Inc.]

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT L 4	[Cypress Building] [Griptonite, Inc.]

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE
DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE PAY TO THE ORDER OF US$ U.S. DOLLARS
“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE SANTA CLARA, CA 95054	(INSERT NAME OF BENEFICIARY)
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:   BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE

AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

EXHIBIT L 5	[Cypress Building] [Griptonite, Inc.]

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN: GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)
(SIGNATURE OF BENEFICIARY)
(PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)
(ADDRESS OF BANK)
(CITY, STATE, ZIP CODE)
(AUTHORIZED SIGNATURE)
(PRINTED NAME AND TITLE)
(TELEPHONE NUMBER)

EXHIBIT L 6	[Cypress Building] [Griptonite, Inc.]

EXHIBIT M

INTENTIONALLY OMITTED

EXHIBIT M 1	[Cypress Building] [Griptonite, Inc.]

EXHIBIT N

FORM OF SNDA

[attached]

EXHIBIT N 1	[Cypress Building] [Griptonite, Inc.]

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of June 14, 2013, between GRIPTONITE, INC, a Washington corporation (“Tenant”), TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA (“Landlord” or “Borrower”), and WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, its successors and/or assigns (hereinafter “Lender”).

Recitals of Fact

A. Tenant is the tenant under a lease dated June 6, 2013 (the “Lease”) by and between Tenant, as lessee, and Landlord, as lessor, for certain premises more particularly described in the Lease (the “Premises”) located on the property legally described on Exhibit “A” (the “Property”).

B. Lender is the owner and holder of a mortgage loan to Borrower and certain other borrowers in the original principal amount of $779,125,927.32 (the “Loan”), which is evidenced by that certain Replacement Promissory Note, dated as of July 2, 2007, from Borrower and certain other borrowers in favor of Lender, in the original principal amount of $779,125,927.32 (as the same may be further amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time, the “Note”) and secured in part by a first deed of trust, mortgage, or deed to secure debt encumbering the Property (which is herein called the “Security Instrument”). The Security Instrument, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents”.

C. Lender, Landlord and Tenant desire to enter into this Agreement to establish certain rights, safeguards and obligations with respect to their interests and provide further for various contingencies as hereinafter set forth.

Agreement

In consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

1. Warranties and Representations. Tenant represents and warrants to Lender that (a) the Lease is in full force and effect, (b) to Tenant’s actual knowledge without investigation, Tenant is not in default thereunder, past any permitted grace or cure period in the Lease, (c) to Tenant’s actual knowledge without investigation, Landlord is not in default thereunder, past any permitted grace or cure period in the Lease, and (d) Tenant has not previously subordinated the Lease to any other security instrument or lien on the Property.

2. Subordination. Tenant hereby subordinates its interest in the Lease and all of its right, title and interest in and to the leasehold estate created thereby, to the liens, terms, covenants, provisions and conditions of the Security Instrument and the other Loan Documents and to all present or future advances under the obligations secured thereby. The interests subordinated hereby include without limitation any and all provisions of the Lease, including any extension or renewal rights, options to purchase, rights of first refusal, and other such rights.

3. Non-Disturbance. Notwithstanding the subordination agreement contained above, Lender agrees that, so long as (i) the Lease remains in full force and effect including the duration of any properly exercised extension or renewal provisions therein), (ii) Tenant remains in full compliance with the terms of the Lease, beyond any cure period provided therein, and (iii) Tenant is not in default under this Agreement, then:

EXHIBIT N 1	[Cypress Building] [Griptonite, Inc.]

(a) Lender shall not diminish or interfere with Tenant’s possession of the Premises, and Tenant’s rights and privileges under the Lease shall not be diminished or be the subject of any interference by Lender; and

(b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would terminate or extinguish the Lease or Tenant’s leasehold interest in and estate under the Lease.

Notwithstanding the foregoing provisions, Lender may name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument if under the laws of the State where the Property is located it is procedurally necessary or desirable to do so, but in such event Lender shall in no way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

4. Attornment; Payment of Rent to Lender in Event of Default. Tenant agrees that in the event Borrower is in default under the Security Instrument or any other Loan Documents, and after Lender gives notice to Tenant (in the manner hereinafter provided) respecting such default, then Tenant shall be deemed to have attorned to Lender as its new landlord under the Lease, and Tenant shall thereafter pay directly to Lender all rentals and all other payments to be made by Tenant under the Lease. Such payments will be made regardless of any right or setoff, counterclaim or other defense which Tenant may have against Landlord, whether as tenant under the Lease or otherwise. No proof of default shall be required. Tenant is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under the Lease, or for the performance of any obligations under the Lease. Borrower irrevocably agrees that Tenant shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. Tenant shall have no obligation or right to inquire whether any default has actually occurred or is then existing. By its execution of this Agreement, Borrower irrevocably makes and delivers the above instructions.

5. Attornment to Subsequent Owners.

(a) If Lender or its nominee or designee succeeds to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed in lieu of foreclosure or otherwise, or if another person or entity purchases the Property upon or following designee, or such purchaser (hereinafter collectively the “New Landlord”), Tenant shall attorn to and recognize the New Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that the New Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant upon all terms, conditions, and covenants as are set forth in the Lease.

(b) Notwithstanding the foregoing subsection, in such event the New Landlord shall not in any event be liable for any of the following:

(i) any previous act or omission of Landlord or any prior landlord under the Lease occurring prior to New Landlord obtaining possession or title to the Property;

(ii) any setoff, defense or counterclaim which has previously accrued to Tenant against Landlord, which arises prior to the date New Landlord obtains possession or title to the property;

(iii) the performance or observance of any amendment or modification to the Lease made without the written consent of Lender;

(iv) any prepayment of rent or additional rent for more than one (1) month which Tenant might have paid to Landlord, unless previously approved in writing by Lender; or

(v) the return of any security deposit made under the Lease, unless the security deposit has been paid to New Landlord.

EXHIBIT N 2	[Cypress Building] [Griptonite, Inc.]

6. Lease Modifications. Tenant agrees that, without the prior written consent of Lender, Tenant shall not: (a) materially amend or modify, terminate or cancel the Lease or any extensions or renewals thereof; (b) make any prepayments of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument.

7. Notice of Default; Opportunity to Cure. Tenant agrees that prior to exercising any of its rights and remedies under the Lease in the event of any default by Landlord thereunder, including any rights of termination, offset, defense or self-help provisions contained in the Lease, Tenant shall give written notice to Lender of the occurrence of default by Landlord and Landlord’s failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default. In the event of a monetary default, Tenant shall give Lender ten (10) calendar days after the date of receipt of such notice to cure such monetary default. In the event of a non-monetary default, Tenant shall give Lender a cure period equal to the longer of (i) 30 days after the cure period provided to Landlord under the Lease; (ii) 30 days after Lender’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that in each case, if such default cannot reasonably be cured within such cure period and Lender has diligently commenced to cure such default within the time contemplated by this Section 7, such cure period shall be extended for so long as necessary for Lender, in the exercise of due diligence, to cure such default. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

8. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as follows:

If to Lender, to:	c/o CT Investment Management Co., LLC
345 Park Avenue
New York, New York 10154
Attention: Asset Management
Facsimile: (212) 655-0044

With a copy to:	Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Alan S. Weil, Esq.
Telephone: (212) 839-5315
Facsimile: (212) 839-5599
Email: aweil@sidley.com

EXHIBIT N 3	[Cypress Building] [Griptonite, Inc.]

If to Borrower, to:	c/o Talon Portfolio Services
1800 Ninth Avenue, Suite 1600
Seattle, Washington 98101
Attention: Mr. Gabe Levin
Telephone: (206) 607-2560
Facsimile: (206) 607-2551
E-mail: levin@talonprivate.com

And to:	c/o Talon Portfolio Services
1800 Ninth Avenue, Suite 1600
Seattle, Washington 98101
Attention: Mr. Jim Neal
Telephone: (206) 607-2555
Facsimile: (206) 607-2551
E-mail: neal@talonprivate.com

And to:	c/o Talon Portfolio Services
1800 Ninth Avenue, Suite 1600
Seattle, Washington 98101
Attention: Mr. Bill Leedom
Telephone: (206) 607-2561
Facsimile: (206) 607-2551
E-mail: leedom@talonprivate.com

With a copy to:	Pircher, Nichols & Meeks
1925 Century Park East
Suite 1700
Los Angeles, California 90067-2512
Attention: Real Estate Notices (SCS/RJC)
Telephone: (310) 201-8900
Facsimile: (310) 201-8922
E-mail: ssilvers@pircher.com; rcooper@pircher.com

And with a copy to:	Alston, Courtnage & Bassetti LLP
1420 Fifth Avenue, Suite 3650
Seattle, Washington 98101-4011
Attention: Charles E. Shigley, Esq.
Telephone: (206) 623-7600
Facsimile: (206) 623-1752
E-mail: cshigley@alcourt.com
If to Tenant, to:

Attention: [ ]

From time to time either party may designate another or additional addresses for all purposes of this Agreement by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

9. Notice Under Lease. If the Lease entitles Tenant to notice of the existence of any Security Instrument and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and this Lender.

10. Limitation of Liability. Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless specifically set forth herein.

11. Miscellaneous. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The term “Lender” shall mean the holder of any interest in the Security Instrument, from time to time. The term “Landlord” shall mean the holder of the

EXHIBIT N 4	[Cypress Building] [Griptonite, Inc.]

lessor’s interest in the Lease, from time to time. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12. Waivers. BORROWER, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[Remainder of page is blank; signatures appear on next page.]

EXHIBIT N 5	[Cypress Building] [Griptonite, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the day and year first stated above.

Tenant:

GRIPTONITE, INC., a Washington corporation

By:	/s/ Scott J. Leichtner
Name:	Scott J. Leichtner
Title:	VP & Secretary

Borrower:

TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as General Receiver for W2007 SEATTLE OFFICE BELLEFIELD OFFICE PARK REALTY, LCC.,
A DELAWARE LIMITED LIABILITY COMPANY, King County Case No. 12-2-21253-8-SEA

By:	/s/ William Pollard
Name:	William Pollard
Title:	Managing Principal

Lender:

WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2

By:	CT Investment Management Co., LLC, as Special Servicer

By:	Peter H. Smith
Name:	Peter H. Smith
Title:	Director

EXHIBIT N 6	[Cypress Building] [Griptonite, Inc.]

STATE OF CALIFORNIA	)
) ss
COUNTY OF SAN FRANCISCO	)

On June 11, 2013, before me, Constantin Munteanu, a Notary Public in and for said State, personal appeared Scott Jason Leichtner, who proved to me on the basis of satisfactory evidence to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURYunder the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Constantin Munteanu (Notary Seal)

EXHIBIT N 7	[Cypress Building] [Griptonite, Inc.]

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

On this 12TH day of June, 2013, before me, appeared WILLIAM R. POLLARD to me personally known, who being by me duly sworn, did say that s/he is the MANAGING PRINCIPAL ~~[president] [vice president] [manager] [managing member]~~ of TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as General Receiver for W2007 SEATTLE OFFICE BELLEFIELD OFFICE PARK REALTY LLC, A DELAWARE LLC, King County Case No. 12-2-21253-8-SEA, and that the said instrument was signed on behalf of said limited liability company by authority of its [members], and said WILLIAM R. POLLARD, [acting as ~~the [president] [vice president] [manager] [managing member]]~~ MANAGING PRINCIPAL of said limited liability company acknowledged said instrument to be the free act and deed of limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Pamela S. Mattingly
Notary Public in and for said County and State

Print Notary’s Name: PAMELA S. MATTINGTLY

My Commission Expires:

JUNE 29, 2016

EXHIBIT N 8	[Cypress Building] [Griptonite, Inc.]

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

Sworn to before me and subscribed in my presence by Peter H. Smith, a Director of CT INVESTMENT MANAGEMENT CO., LLC, a Delaware limited liability company, as Special Servicer for WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, this 11th day of June , 2013, on behalf of WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2.

/s/ Veronica Colon
Notary Public in and for said County and State

Print Notary’s Name: Veronica Colon
My Commission Expires: [Notary Seal]

EXHIBIT N 9	[Cypress Building] [Griptonite, Inc.]

EXHIBIT O

GUARANTY

[attached]

EXHIBIT O 1	[Cypress Building] [Griptonite, Inc.]

GUARANTY OF LEASE

As an inducement to Talon Portfolio Services, LLC, a Washington limited liability company, as General Receiver for W2007 Seattle Office Bellefield Office Park Realty, LLC, a Delaware limited liability company, King County Case No. 12-2-21253-8-SEA (“Landlord”) to enter into that Lease dated June 6, 2013, which covers certain premises located at 1500 114th Avenue SE, Bellevue, Washington (the “Lease”) with Griptonite, Inc., a Washington corporation (“Tenant”), the undersigned (hereinafter “Guarantor”), being financially interested in Tenant and benefiting from the Lease, hereby guarantees to Landlord the full and prompt payment of all sums, including, but not limited to, the rent, taxes, insurance, utility charges and any and all other sums and charges payable by the Tenant under the Lease, including all renewals and extensions thereof, and the full and prompt performance and observance of all of the other covenants, terms and agreements therein provided to be performed and observed by Tenant. Guarantor hereby covenants and agrees to and with Landlord that if Tenant or its successors or assigns at any time defaults in the payment of any such sum or in the performance of any of the other covenants, terms or agreements contained in the Lease and such default is not cured within the applicable cure period, Guarantor will immediately pay such sum or will forthwith perform and fulfill such covenants, terms and agreements, and will immediately pay to Landlord, its successors and assigns, all damages that may arise as a consequence of any default by Tenant under the Lease, including without limitation, all reasonable attorneys’ fees incurred by Landlord. This is an absolute and unconditional guaranty of payment and performance.

The obligations hereunder are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor, regardless of whether an action is brought against Tenant and regardless of whether Tenant is joined in such action or actions. The liability of Guarantor hereunder is primary and shall not be affected or diminished by any transfer, of Tenant’s interest in the Lease.

Guarantor acknowledges that Landlord may, without notice or demand to Guarantor (but otherwise in accordance with the terms and conditions set forth in the Lease) and without affecting Guarantor’s liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payments under or otherwise change the terms of, the Lease or any part thereof; (b) apply any security for the Lease or direct the order or manner of sale thereof as Landlord in its sole discretion may determine; (c) modify or alter the liability of Tenant under the Lease; or (d) settle or compromise any claim of Landlord against Tenant. Landlord may assign the Lease and/or this Guaranty in whole or in part, without notice and without in any manner affecting Guarantor’s obligations hereunder.

Guarantor waives any right to require Landlord to (a) proceed against Tenant; (b) proceed against or exhaust any security held from Tenant; or (c) pursue any other remedy in Landlord’s power whatsoever. Guarantor waives any defense arising by reason of any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person. Until all obligations of Tenant to Landlord under the Lease shall have been fully paid and performed, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of, and any right to participate in any security now or hereafter held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional indebtedness and all other notices of every kind and nature to which Guarantor might otherwise be entitled as a matter of law.

Any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Tenant to Landlord and such indebtedness of Tenant to Guarantor, if Landlord so requests, shall be collected, enforced and received by Guarantor as a trustee for Landlord and be paid over to Landlord on account of the indebtedness of Tenant to it, but without reduction or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Until such time as the Lease has been paid and performed in full, Guarantor agrees not to exercise any rights any of them may now or hereafter acquire against Tenant (whether by subrogation, reimbursement, or otherwise) arising out of payments to Landlord hereunder. Guarantor hereby waives and relinquishes in favor of Landlord and Tenant any claim or right to payment Guarantor may now have or hereafter have or acquire against Tenant, by subrogation or otherwise.

EXHIBIT O 2	[Cypress Building] [Griptonite, Inc.]

Guarantor agrees that it is not necessary for Landlord to inquire into the powers of Tenant or any officers, directors or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Guarantor warrants that this Guaranty has been duly authorized by all necessary authorities.

The Guarantor agrees to assume full responsibility for keeping itself informed as to the financial condition of Tenant and all other circumstances bearing upon risk of non-payment or non-performance of the obligations that diligent inquiry would reveal, with Landlord to have no duty to advise the Guarantor of any information, whether known to Landlord or otherwise, regarding the financial or other condition of Tenant.

This Guaranty shall be the joint and several obligation of each of the undersigned, if there be more than one, and shall bind the individual and community property of each of them.

This Guaranty shall bind the heirs and personal representatives of Guarantor and shall inure to the benefit of the heirs, personal representatives, successors, and assigns of Landlord. In the event that the Lease is assigned or transferred by Landlord (“Landlord Assignment”), this Guaranty may likewise be assigned and/or endorsed by Landlord to the assignee of the Lease (assignment of the Lease to also be deemed to be an assignment of this Guaranty), and in such event, the holder of this Guaranty may enforce this Guaranty as if such holder had been originally named as the Landlord hereunder.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Washington. Guarantor hereby irrevocably agrees that any legal action or proceedings against Guarantor with respect to this Guaranty may be brought in the courts of the State of Washington sitting in King County, Washington, or in any United States District Court for the Western District of Washington, or such other court as Landlord may elect and, by Guarantor’s execution and delivery of this Guaranty, Guarantor hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which Guarantor may have as to venue in any of such courts.

Guarantor agrees to pay all costs of enforcement of this Guaranty, including Landlord’s reasonable attorneys’ fees and all costs and expenses of suit and in preparation therefor and on appeal therefrom. Any sums due hereunder which are not paid when due shall bear interest at the rate specified for delinquent payments in the Lease.

This Guaranty shall continue in full force and effect and shall be unaffected by any bankruptcy, reorganization or insolvency of Tenant or any successor or assign of Tenant or any disaffirmance or rejection of the Lease by a trustee of Tenant or any trustee of any successor or assign of Tenant. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease.

The Guarantor hereby waives its right to a jury trial with respect to any legal proceeding involving or enforcing this Guaranty.

Any notices to be sent to Guarantor shall be given by and be effective upon personal delivery or deposit in the United States mail or any recognized overnight delivery services (such as Federal Express), to the address set forth below the signature line below (or at any replacement address designated in writing received by Landlord not later than ten (10) days prior to any such notice by Landlord), and Landlord shall use commercially reasonable efforts to send a courtesy copy of any such notice via e-mail to legal@glu.com (or such other e-mail address as my be specified in a written notice from Guarantor to Landlord from time to time).

This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

EXHIBIT O 3	[Cypress Building] [Griptonite, Inc.]

If any provision of this Guaranty or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Guaranty shall be construed without regard to any presumption or other rule requiring construction against the party causing this Guaranty to be drafted.

This Guaranty shall continue in effect until one year and one day following the final payment and performance by Tenant under the Lease.

[Remainder of the Page Left Blank; Signature Page Follows]

EXHIBIT O 4	[Cypress Building] [Griptonite, Inc.]

[Signature Page to Guaranty of Lease by Glu Mobile Inc.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this             day of June 2013.

GUARANTOR

GLU MOBILE INC., a Delaware corporation

By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Its: EVP and CFO

By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner
Its: VP, General Counsel & Corporate Secretary

Address: Glu Mobile Inc.
45 Fremont Street, Suite 2800
San Francisco, California 94105
Attention: General Counsel

EXHIBIT O 5	[Cypress Building] [Griptonite, Inc.]

GUARANTOR ACKNOWLEDGMENT

State of California	)
)
County of San Francisco	)

On June 7, 2013 before me, Diana Polyakov, a Notary Public in and for said State, personally appeared Eric Robert Ludwig who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Diana Polyakov (Notary Seal)

State of California	)
)
County of San Francisco	)

On June 7, 2013 before me, Diana Polyakov, a Notary Public in and for said State, personally appeared Scott Jason Leichtner who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Diana Polyakov (Notary Seal)

EXHIBIT O 6	[Cypress Building] [Griptonite, Inc.]